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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Abbott Laboratories
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

On the Cover: Valcote ER

Natalia Vilches Salas, Santiago, Chile

    Civil Engineering student Natalia Vilches Salas (front) doesn't let epilepsy stand in the way of her active life and busy school schedule. She takes Abbott's Valcote to help control her symptoms, allowing her to pursue the the things she loves, like playing the guitar, hiking the Andes Mountains and kayaking with her friend, Daniela Palma Carrasco.

Abbott Laboratories 1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

YOUR VOTE IS IMPORTANT

Please sign and promptly return your proxy
in the enclosed envelope, or vote your
shares by telephone or using the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2016

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 29, 2016, at 9:00 a.m. for the following purposes:

  •
  To elect 11 directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on the proxy card),

  •
  To ratify the appointment of Ernst & Young LLP as auditors of Abbott for 2016 (Item 2 on the proxy card),

  •
  To vote on an advisory vote on the approval of executive compensation (Item 3 on proxy card), and

  •
  To transact such other business as may properly come before the meeting.

The Board of Directors recommends that you vote FOR Items 1, 2, and 3 on the proxy card.

The close of business on March 2, 2016, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Abbott's 2016 Proxy Statement and 2015 Annual Report to Shareholders are available at www.abbott.com/proxy.

If you are a registered shareholder, you may access your proxy card by either:

  •
  Going to the following website: www.investorvote.com/abt, entering the information requested on your computer screen and then following the simple instructions, or

  •
  Calling (in the United States, U.S. territories, and Canada) toll-free 1-800-652-VOTE (8683) on a touch-tone telephone, and following the simple instructions provided by the recorded message.

  Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you. Due to space limitations, reservation forms must be received before April 22, 2016. Each admission card, along with photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the Board of Directors.

Hubert L. Allen
 Secretary

March 18, 2016

2 Abbott Laboratories

PROXY SUMMARY

This summary contains highlights about Abbott and the upcoming 2016 Annual Meeting of Shareholders. This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire proxy statement carefully before voting.

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 29, 2016, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 18, 2016.

DIVERSIFIED GROWTH AND INCOME

Abbott's investment identity is one of long-term diversified growth and increasing returns to shareholders. Over the last 5 years, Abbott has delivered a cumulative total shareholder return (TSR) of 123%, significantly outperforming both the Standard & Poor's 500 Index (S&P 500) and the Dow Jones Industrial Average (DJIA) over that same time horizon.

5-YEAR TSR*: LONG-TERM GROWTH
Over the past 5 years, Abbott has outperformed both major stock market indices

*
Source: Thomson Reuters. Thomson Reuters applied an adjustment factor to adjust Abbott historical share prices prior to and up through December 31, 2012 to account for the AbbVie Inc. (AbbVie) separation, which was effective on January 1, 2013. To accurately reflect the TSR created by Abbott since the AbbVie separation, Abbott uses the daily dividend reinvestment methodology to calculate TSR. Other financial data providers may use different methodologies to adjust for the AbbVie separation, which may produce different results.
Abbott Laboratories 3

BROAD AND WELL-BALANCED

Abbott is well-established with a decades-long presence in the world's largest markets with 50% of its revenue from faster-growing emerging geographies and 50% from more developed economies. Abbott also has a beneficial balance between different types of payers which is evenly divided between traditional healthcare payers and direct consumers.

The four principal businesses that compose Abbott are leaders in large, attractive markets and aligned with favorable, long-term healthcare trends. These businesses operate in different sectors of the overall healthcare market: nutritionals, pharmaceuticals, diagnostics, and innovation-driven medical devices. Our presence and expertise in these sectors allow us to create new solutions across the spectrum of health and for all stages of life that help people live their best lives through better health. The breadth and balance of our business and product portfolio enable us to help more people, in more places, and increase our stability in an ever-changing world.

NUTRITION • 34% of Abbott revenue • Leadership in pediatric and adult nutrition • Science-based new product pipeline • Competes in medical and consumer markets	ESTABLISHED PHARMACEUTICALS • 18% of Abbott revenue • 100% of sales in emerging geographies • Competes in branded generic pharmaceutical markets; high patient/consumer interactions

DIAGNOSTICS • 23% of Abbott revenue • Competes in core laboratory diagnostics, molecular diagnostics, and point-of-care diagnostics markets • Leadership in immunoassay diagnostics and blood screening	MEDICAL DEVICES • 25% of Abbott revenue • Leadership in coronary devices, mitral valve repair, and LASIK • Competes in innovation-driven medical devices in vascular, diabetes, and vision care markets
*
Continuing operations exclude the businesses sold in the first quarter of 2015: Abbott's developed markets branded generics business and Animal Health business.
4 Abbott Laboratories

GOVERNANCE HIGHLIGHTS

The Board of Directors regularly monitors best practices in governance and adopts measures that it determines are in the best interest of Abbott and its shareholders. Highlights of our governance practices include:

BOARD OF DIRECTORS

  •
  10 of 11 directors are independent

  •
  All directors elected annually

  •
  Independent lead director since 2005

  •
  No former employees serve as directors

  •
  Executive sessions of independent directors at each regularly scheduled Board meeting

  •
  97% average attendance of all directors at Board and committee meetings in 2015

  •
  Annual succession planning for management

  •
  Annual Board and Board committee self-assessments

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  Adopted a proxy access policy in 2015

Our independent directors bring diverse and relevant skills, experience, and perspectives.

SHAREHOLDER INTERESTS

We actively engage with our shareholders throughout the year to understand and consider issues that matter most to them.

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  During 2015, we conducted outreach with a cross-section of shareholders representing more than 40% of our outstanding shares.

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  We hold an annual "Say on Pay" advisory vote to approve executive compensation.

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  Abbott's Public Policy Committee oversees corporate political contributions, legal and regulatory compliance, and healthcare compliance.
Abbott Laboratories 5

SUSTAINABILITY

As an innovative, responsible, and sustainable business, Abbott serves an important role in building a healthy society. We strive to foster economic, environmental, and social well-being everywhere we operate, in everything we do, and in partnership with others.

  •
  For the third consecutive year, Abbott was named the leading company in its industry by the Dow Jones Sustainability Index (DJSI). This was the 11th consecutive year that Abbott was recognized for sustainability leadership through its inclusion on the DJSI, including both the Dow Jones Sustainability World Index and the Dow Jones Sustainability North America Index.

  •
  Abbott was ranked No. 1 for Social Responsibility in its industry sector (Medical Products and Equipment) on the Fortune Most Admired Companies list in 2014 and 2015.

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  Abbott has been included in the global 100 Best Corporate Citizens list compiled by Corporate Responsibility magazine for seven consecutive years, 2009 to 2015.

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  Abbott has set 2020 goals to significantly reduce its environmental impacts in the areas of carbon dioxide emissions, total water intake, and total waste generated.

To learn more about Abbott's sustainability efforts, please visit www.abbott.com/citizenship.

PEER GROUP

Our investors compare us to other global multinational companies, not necessarily in healthcare. These companies share similar characteristics that are aligned with our investment identity of diversified growth and returns to shareholders.

Therefore, our peer group was selected to strike the appropriate balance between size (both revenues and market capitalization), similar return profiles, geographic breadth, and management and operating structure. The peer group purposely includes companies that are outside the healthcare industry.

After the separation with AbbVie on January 1, 2013, the peer group excludes companies that focus primarily on proprietary pharmaceuticals. It also excludes companies whose revenues are predominantly derived from the U.S. as well as small non-diverse healthcare companies. Our investors tell us that these companies are not viable peers.

In selecting our peer group for performance and compensation benchmarking, we considered:

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  Globally diverse manufacturing-driven organizations with significant international operations

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  Consumer-facing organizations

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  Similar financial and operating measures, including market capitalization, revenue, and number of employees

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  Similar return of cash profiles, including dividends and share repurchases

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  Similar geographic mix of revenues and profits

3M Company	E. I. du Pont	Johnson & Johnson	Procter & Gamble
Baxter International	Eaton	Kimberly-Clark	Thermo Fisher Scientific
Caterpillar	Emerson Electric	McDonald's	United Technologies
Coca-Cola	Honeywell International	Medtronic
Danaher	Illinois Tool Works	Novartis

See pages 30 through 32 for additional details on our peer group, especially in regard to the treatment of our peer group by Institutional Shareholder Services.

6 Abbott Laboratories

RELATIVE PERFORMANCE

In 2015, Abbott achieved another strong year of financial results and returns. Operational sales, which excludes the impact of foreign exchange, increased 9.1% and adjusted diluted earnings per share (EPS), excluding specified items, increased 8.6% vs. 2014, notably outpacing our peer group averages.

Abbott also continued to deliver strong total shareholder return (TSR) relative to its peer group with 5-year performance ranked at the 83rd percentile.

See Annex I for a reconciliation of GAAP and non-GAAP financial measures.

Abbott Laboratories 7

EXECUTIVE COMPENSATION HIGHLIGHTS

In 2015, we received 96% shareholder support for our annual advisory vote on "Say on Pay" demonstrating strong support for our approach to executive compensation. We continue to evolve our compensation program based upon feedback we receive during our ongoing shareholder outreach, as well as continual review of market practices. We implemented the following features to strengthen the alignment between the interests of our executive officers and shareholders.

RECENT EXECUTIVE COMPENSATION CHANGES

•

Increased the ROE target for vesting of performance shares granted in 2015
(with further increase for performance shares granted in 2016)

•

Increased director share ownership guidelines

•

Revised annual cash incentive plan goals and scoring methodology

•

Revised long-term incentive measures to reflect sustained performance over a three-year period

•

Increased disclosure related to payouts for both annual and long-term incentives

•

Implemented a hedging policy and a pledging policy

•

Implemented a strengthened recoupment policy

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

The compensation program for our executive officers includes key features that align the interests of our executive officers with our business strategies and goals, as well as the interests of our shareholders. The program does not include features that could misalign these interests.

What We Do	What We Don't Do

Use three performance hurdles to determine long-term incentive awards
    1) 1-, 3-, and 5-year relative TSR determine award guidelines
    2) Individual performance determines percentage of guideline awarded to officer
3) The ROE target determines award vesting	No tax gross-ups under our executive officer pay program
Benchmark peers with investment profile, operating characteristics, and employment and business markets similar to Abbott	No change in control agreement for the Chief Executive Officer
Align annual incentive payouts to drivers of shareholder value (growth, EPS, etc.)	No employment contracts
Provide change in control benefits under double-trigger circumstances only	No repricing of stock options
Include forfeiture for misconduct provision in equity grants and recoup compensation when warranted	No guaranteed bonuses
Require significant share ownership for officers and directors	No discounted stock options
Require retention of vested long-term incentive awards until share ownership guidelines are met	No hedging of Abbott shares
Apply pledging policy for Abbott shares	No highly leveraged incentive plans that encourage excessive risk taking
Cap incentive award payments	No immediate vesting of stock options or restricted stock

8 Abbott Laboratories

COMPENSATION DECISIONS FOR 2015 NEO PROXY DISCLOSURES

Compensation for named executive officers (NEO) is determined by the Compensation Committee based on Company performance relative to our peer group, officer performance relative to goals, and compensation levels relative to our peer group. Over 80% of our NEO compensation is based on performance. The compensation decisions reflected in this proxy summary are detailed in the Compensation Discussion and Analysis (CD&A) section of the proxy statement. In summary, the Committee decided to:

  •
  Pay executive officers 2015 annual incentives ranging from 54% to 121% of target, with an average of 89% of target.

  •
  Grant executive officer long-term incentive (LTI) awards in February 2015 ranging from 90% to 125% of guideline, with an average of 104% of guideline.

OVERVIEW OF CHANGES TO INCENTIVE PROCESSES

During 2015, we made several changes to our incentive processes in response to shareholder feedback received after the LTI awards described in this proxy statement were granted. While we are not required to disclose the updates to our LTI process until our 2017 proxy statement, we have included the changes to both our short-term and our long-term incentive process in this proxy statement to illustrate our responsiveness to our shareholders' feedback. The details of these changes are shown in the CD&A and summarized below.

Annual Incentive for 2015, paid in February 2016 and shown in this proxy statement

The annual incentive plan was revised to:

  •
  Add a funding trigger of earnings per share (EPS). The EPS goal must be achieved in order for officers to receive a payout from the plan.

  •
  Evaluate officers against four specific, documented criteria (Sales Growth, Financial Return, Strategic Initiatives, and Leadership). The weightings for the criteria vary based on each executive's role.

Additional details can be found on pages 32 and 33.

Preview of February 2016 LTI Grants, required to be included in our 2017 proxy statement

As in prior years, LTI guidelines were set based upon Abbott's 1-, 3-, and 5-year TSR relative to its peers. These guidelines were then adjusted based upon individual officer performance, as in the past.

For the 2016 grants, the individual officer assessment focused on rewarding sustained performance over a three-year period (2013-2015) by scoring each officer's achievements in three categories (Sales and Market Share Growth, Margin Contribution, and Strategic Milestones) for those three years. With these changes, our LTI plan uses different measures and different measurement periods than those used for our annual incentive plan. These changes were made based on feedback from our shareholders.

Additional details can be found on page 35.

VOTE RECOMMENDATIONS

Item	Matter	Board Recommendation	Page Reference (for more information)

Item 1	Election of 11 Directors	FOR All Nominees	13

Item 2	Ratification of Ernst & Young LLP as Auditors	FOR	61

Item 3	Say on Pay—An Advisory Vote on the Approval of Executive Compensation	FOR	63

Abbott Laboratories 9

INFORMATION ABOUT THE ANNUAL MEETING

Who Can Vote

Shareholders of record at the close of business on March 2, 2016 will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2016, Abbott had 1,473,241,861 outstanding common shares, which are Abbott's only outstanding voting securities. All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Notice and Access

In accordance with the Securities and Exchange Commission's "Notice and Access" rules, Abbott mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to certain shareholders in mid-March of 2016. The Notice describes the matters to be considered at the Annual Meeting and how the shareholders can access the proxy materials online. It also provides instructions on how those shareholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials, unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees, as the shareholder desires. Shareholders may not cumulate their votes against a nominee. If shares are voted cumulatively and there are more nominees than there are director vacancies, nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. Abbott's By-Laws provide that a shareholder may authorize no more than two persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or, at any time prior to the meeting:

  •
  by delivering a written notice to the Secretary of Abbott,

  •
  by delivering an authorized proxy with a later date, or

  •
  by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 11 nominees named in Item 1 on the proxy card. Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the Board of Directors, or for fewer than 11 nominees if, in the judgment of the proxy holders, such action is necessary or desirable. The persons named in the proxy may also decide to vote shares cumulatively in their sole discretion so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), although they have no present intention of doing so. The proxy holders may not cast your vote for any nominee from whom you have withheld authority to vote.

Where a shareholder has specified a choice for or against the ratification of the appointment of Ernst & Young LLP as auditors or the advisory vote on the approval of executive compensation or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified, the proxy will be voted FOR the ratification of Ernst & Young LLP as auditors and FOR the approval of executive compensation.

10 Abbott Laboratories

With the exception of matters omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, the Board of Directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Effect of Withhold Votes, Broker Non-Votes, and Abstentions

Shares represented by proxies which are present and entitled to vote on a matter but which have elected to withhold authority to vote for one or more directors or to abstain from voting on another matter will have the effect of votes against those directors or that matter. A proxy submitted by an institution, such as a broker or bank that holds shares for the account of a beneficial owner, may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the shares. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on those matters, although these shares may be considered present and entitled to vote for other purposes. Brokers and banks have discretionary authority to vote shares in absence of instructions on matters the New York Stock Exchange considers "routine", such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in absence of instructions on "non-routine" matters. The election of directors and the advisory vote on the approval of executive compensation are "non-routine" matters. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail, telephone, Internet, or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Inc. to aid in the solicitation of proxies at an estimated cost of $19,500 plus reimbursement for reasonable out-of-pocket expenses.

Abbott Laboratories Stock Retirement Plan

Participants in the Abbott Laboratories Stock Retirement Plan will receive voting instructions for their shares held in the Abbott Laboratories Stock Retirement Trust. The Stock Retirement Trust is administered by both a trustee and an Investment Committee. The trustee of the Trust is The Northern Trust Company. The members of the Investment Committee are Stephen R. Fussell, Karen M. Peterson, and Brian P. Wentworth, employees of Abbott. The voting power with respect to the shares is held by and shared between the Investment Committee and the participants. The Investment Committee must solicit voting instructions from the participants and follow the voting instructions it receives. The Investment Committee may use its own discretion with respect to those shares for which no voting instructions are received.

Abbott Laboratories 11

Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

  •
  where disclosure may be required by law or regulation,

  •
  where disclosure may be necessary in order for Abbott to assert or defend claims,

  •
  where a shareholder provides comments with a proxy,

  •
  where a shareholder expressly requests disclosure,

  •
  to allow the inspectors of election to certify the results of a vote, or

  •
  in other limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the Board of Directors.

Householding of Proxy Materials

Shareholders sharing an address may receive only one copy of the proxy materials or the Notice of Internet Availability of Proxy Materials, unless their broker, bank, or other intermediary has received contrary instructions from any shareholder at that address. This is known as "householding." Shareholders wishing to discontinue householding and receive separate copies of the proxy materials or the Notice of Internet Availability of Proxy Materials should notify their broker, bank, or other intermediary.

12 Abbott Laboratories

NOMINEES FOR ELECTION AS DIRECTORS

ROBERT J. ALPERN, M.D. Director since 2008 Age 65 Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, New Haven, Connecticut

Dr. Alpern has served as the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine since June 2004. From July 1998 to June 2004, Dr. Alpern was the Dean of The University of Texas Southwestern Medical Center. Dr. Alpern also serves as a Director of AbbVie Inc. and as a Director on the Board of Yale—New Haven Hospital.

As the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, Dean of The University of Texas Southwestern Medical Center, and as a Director on the Board of Yale—New Haven Hospital, Dr. Alpern contributes valuable insights to the Board through his medical and scientific expertise and his knowledge of the health care environment and the scientific nature of Abbott's key research and development initiatives.

ROXANNE S. AUSTIN Director since 2000 Age 55 President and Chief Executive Officer, Austin Investment Advisors, Newport Coast, California (Private Investment and Consulting Firm)

Ms. Austin is President and Chief Executive Officer of Austin Investment Advisors, a private investment and consulting firm, a position she has held since 2004. From July 2009 through July 2010, Ms. Austin also served as the President and Chief Executive Officer of Move Networks, Inc., a provider of Internet television services. Ms. Austin served as President and Chief Operating Officer of DIRECTV, Inc. Ms. Austin also previously served as Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation and as a partner of Deloitte & Touche LLP. Ms. Austin is also a Director of AbbVie Inc., Target Corporation, Teledyne Technologies, Inc., and Telefonaktiebolaget LM Ericsson. Ms. Austin is not standing for election at Ericsson's annual general meeting in April 2016.

Through her extensive management and operating roles, including her financial roles, Ms. Austin contributes significant oversight and leadership experience, including financial expertise and knowledge of financial statements, corporate finance and accounting matters.

Abbott Laboratories 13

SALLY E. BLOUNT, PH.D.
Director since 2011 Age 54
Dean of the J.L. Kellogg Graduate School of Management and the Michael L. Nemmers Professor of Management and Organizations at Northwestern University, Evanston, Illinois

Ms. Blount has served as Dean of the J.L. Kellogg Graduate School of Management and the Michael L. Nemmers Professor of Management and Organizations at Northwestern University since July 2010. From 2004 to 2010, she served as the Vice Dean and Dean of the undergraduate college of New York University's Leonard N. Stern School of Business. Ms. Blount joined the faculty of New York University's Leonard N. Stern School of Business in 2001 and was the Abraham L. Gitlow Professor of Management and Organizations. Prior to joining NYU in 2001, Ms. Blount held academic posts at the University of Chicago's Graduate School of Business from 1992 to 2001.

As Dean of the J.L. Kellogg Graduate School of Management at Northwestern University and as the Vice Dean and Dean of the undergraduate college of New York University's Leonard N. Stern School of Business, Ms. Blount provides Abbott's Board with expertise on business organization, governance and business management matters.

W. JAMES FARRELL
Director since 2006 Age 73
Retired Chairman and Chief Executive Officer of Illinois Tool Works Inc.,
Glenview, Illinois (Worldwide Manufacturer of Highly Engineered Products
and Specialty Systems)

Mr. Farrell served as the Chairman of Illinois Tool Works Inc. from 1996 to 2006 and as its Chief Executive Officer from 1995 to 2005. Mr. Farrell also served on the Board of Directors of 3M Company from 2006 to 2014, Allstate Insurance Company from 1999 to 2013, and UAL Corporation from 2001 to 2012.

As a result of his tenure as Chairman and Chief Executive Officer of Illinois Tool Works, Mr. Farrell brings valuable business, leadership and management experience to the Board and provides guidance on key matters relevant to a major international company.

14 Abbott Laboratories

EDWARD M. LIDDY Director since 2010 Age 70 Retired Chairman & CEO, The Allstate Corporation, Northbrook, Illinois (Insurance Company)

Mr. Liddy served as a partner in the private equity investment firm Clayton, Dubilier & Rice, LLC from January 2010 to December 2015. At the request of the Secretary of the U.S. Department of Treasury, Mr. Liddy served as Interim Chairman and Chief Executive Officer of American International Group, Inc., a global insurance and financial services holding company, from September 2008 until August 2009. From January 1999 to April 2008, Mr. Liddy served as Chairman of the Board of the Allstate Corporation. He served as Chief Executive Officer of Allstate from January 1999 to December 2006, President from January 1995 to May 2005, and Chief Operating Officer from August 1994 to January 1999. Mr. Liddy currently serves on the Board of Directors of AbbVie Inc., 3M Company, and The Boeing Company.

Through his executive leadership at Allstate and American International Group, and his board service at several Fortune 100 companies across a broad range of industries, Mr. Liddy provides valuable insights on corporate strategy, risk management, corporate governance and many other issues facing large, global enterprises. Additionally, as a former chief financial officer, audit committee chair at Goldman Sachs and 3M Company, and partner at Clayton, Dubilier & Rice, LLC, Mr. Liddy provides significant knowledge and understanding of corporate finance, capital markets, financial reporting and accounting matters.

NANCY MCKINSTRY
Director since 2011 Age 57
Chief Executive Officer and Chairman of the Executive Board of Wolters
Kluwer N.V., Alphen aan den Rijn, the Netherlands (Global Information,
Software, and Services Provider)

Ms. McKinstry has been the Chief Executive Officer and Chairman of the Executive Board of Wolters Kluwer N.V. since September 2003 and a member of its Executive Board since June 2001. Ms. McKinstry also serves on the Advisory Board of the University of Rhode Island, the Board of Overseers of Columbia Business School, the Advisory Board of the Harrington School of Communication and Media, and the Board of Directors of Russell Reynolds Associates. Ms. McKinstry is also a member of the European Round Table of Industrialists. Ms. McKinstry served on the Board of Directors of Telefonieaktiebolaget LM Ericsson (LM Ericsson Telephone Company) from 2004 to 2012. Ms. McKinstry also served on the Board of Directors of MortgageIT Holdings, Inc. from 2004 to 2007.

As the Chief Executive Officer and Chairman of the Executive Board of Wolters Kluwer N.V., Ms. McKinstry contributes global perspectives and management experience, including an understanding of key issues facing a multinational business such as Abbott's.

Abbott Laboratories 15

PHEBE N. NOVAKOVIC
Director since 2010 Age 58
Chairman and Chief Executive Officer, General Dynamics Corporation, Falls
Church, Virginia (Worldwide Defense, Aerospace, and Other Technology
Products Manufacturer)

Ms. Novakovic has been Chairman and Chief Executive Officer of General Dynamics Corporation since January 1, 2013. Previously, she served as President and Chief Operating Officer from May 2012 to December 2012 and as Executive Vice President, Marine Systems of General Dynamics from May 2010 to May 2012. From May 2005 to April 2010, Ms. Novakovic served as its Senior Vice President—Planning and Development. She was elected Vice President of General Dynamics in October 2002 after joining the company in May 2001. Previously, Ms. Novakovic was Special Assistant to the Secretary and Deputy Secretary of Defense, and had been a Deputy Associate Director of the Office of Management and Budget.

As a member of the Board of Directors and Chief Executive Officer of General Dynamics Corporation, Ms. Novakovic has strong management experience with a major public company, including significant marketing, operational and manufacturing experience, and contributes valuable insights into finance and capital markets. Her tenure with the Office of Management and Budget and as Special Assistant to the Secretary and Deputy Secretary of Defense enables her to provide government perspective and experience in a highly regulated industry.

WILLIAM A. OSBORN
Director since 2008 Age 68
Retired Chairman and Chief Executive Officer of Northern Trust Corporation
(A Multibank Holding Company) and The Northern Trust Company, Chicago,
Illinois (Banking Services Company)

Mr. Osborn was Chairman of Northern Trust Corporation from 1995 through 2009 and served as its Chief Executive Officer from 1995 through 2007. Mr. Osborn currently serves as a Director of Caterpillar Inc. and General Dynamics Corporation. He is Chairman of the Board of Trustees of Northwestern University. Mr. Osborn served on the Board of Directors of Nicor, Inc. from 1999 to 2006 and on the Board of Directors of Tribune Company from 2001 to 2012.

As the Chairman and Chief Executive Officer of Northern Trust Corporation and The Northern Trust Company, Mr. Osborn acquired broad experience in successfully overseeing complex global businesses operating in highly regulated industries.

16 Abbott Laboratories

SAMUEL C. SCOTT III Director since 2007 Age 71 Retired Chairman, President and Chief Executive Officer of Corn Products International, Inc., Westchester, Illinois (A Corn Refining Company)

Mr. Scott retired as Chairman, President and Chief Executive Officer of Corn Products International in 2009. He served as Chairman, President, and Chief Executive Officer from February 2001 until he retired in May of 2009. He was President and Chief Operating Officer from January 1998 until February 2001. He was President of the Corn Refining Division of CPC International from 1995 through 1997, when CPC International spun off Corn Products International as a separate corporation. Mr. Scott currently serves on the Board of Directors of Bank of New York Mellon Corporation and Motorola Solutions, Inc.

As the Chairman, President and Chief Executive Officer of Corn Products International, Mr. Scott acquired valuable business, leadership and management experience, including critical insights into matters relevant to a major public company and experience in finance and capital markets matters.

GLENN F. TILTON Director since 2007 Age 67 Retired Chairman of the Midwest, JPMorgan Chase & Co., Chicago, Illinois (Banking and Financial Services Company)

Mr. Tilton served as Chairman of the Midwest for JPMorgan Chase & Co. and a member of its companywide Executive Committee from June 2011 to June 2014. From October 2010 to December 2012, Mr. Tilton also served as the Non-Executive Chairman of the Board of United Continental Holdings, Inc. From September 2002 to October 2010, he served as Chairman, President and Chief Executive Officer of UAL Corporation, a holding company, and Chairman and Chief Executive Officer of United Air Lines, Inc., an air transportation company and wholly owned subsidiary of UAL Corporation. Mr. Tilton is also a Director of AbbVie Inc. and Phillips 66. Mr. Tilton also served on the Board of Directors of Lincoln National Corporation from 2002 to 2007, of TXU Corporation from 2005 to 2007, of Corning Incorporated from 2010 to 2012, and of United Continental Holdings, Inc. from 2001 to 2013.

Having previously served as Chairman of the Midwest for JPMorgan Chase & Co., Non-Executive Chairman of the Board of United Continental Holdings, Inc., Chairman, President, and Chief Executive Officer of UAL Corporation and United Air Lines, Vice Chairman of Chevron Texaco, and as Interim Chairman of Dynegy, Inc., Mr. Tilton acquired strong management experience overseeing complex multinational businesses operating in highly regulated industries, as well as expertise in finance and capital markets matters.

Abbott Laboratories 17

MILES D. WHITE Director since 1998 Age 61 Chairman of the Board and Chief Executive Officer, Abbott Laboratories

Mr. White has served as Abbott's Chairman of the Board and Chief Executive Officer since 1999. He served as an Executive Vice President of Abbott from 1998 to 1999. He joined Abbott in 1984. He currently serves as a Director of Caterpillar Inc. and McDonald's Corporation.

Serving as Abbott's Chairman of the Board and Chief Executive Officer since 1999 and having joined Abbott in 1984, Mr. White contributes not only his valuable business, management and leadership experience, but also his extensive knowledge of the Company and its global operations, as well as key insights into strategic, management and operation matters, ensuring the appropriate level of oversight and responsibility is applied to all Board decisions.

18 Abbott Laboratories

THE BOARD OF DIRECTORS AND ITS COMMITTEES

THE BOARD OF DIRECTORS

The Board of Directors held six meetings in 2015. The average attendance of all directors at Board and committee meetings in 2015 was ninety-seven percent and each director attended at least seventy-five percent of the total number of Board meetings and meetings of the committees on which he or she served. Abbott encourages its Board members to attend the annual shareholders meeting. Last year, all of Abbott's directors attended the annual shareholders meeting.

The Board has determined that each of the following directors is independent in accordance with the New York Stock Exchange listing standards: R. J. Alpern, R. S. Austin, S. E. Blount, W. J. Farrell, E. M. Liddy, N. McKinstry, P. N. Novakovic, W. A. Osborn, S. C. Scott III, and G. F. Tilton. To determine independence, the Board applied the categorical standards attached as Exhibit A to this proxy statement. The Board also considered whether a director has any other material relationships with Abbott or its subsidiaries and concluded that none of these directors had a relationship that impaired the director's independence. This included consideration of the fact that some of the directors are officers or serve on boards of companies or entities to which Abbott sold products or made contributions or from which Abbott purchased products and services during the year. In making its determination, the Board relied on both information provided by the directors and information developed internally by Abbott.

The Board has risk oversight responsibility for Abbott and administers this responsibility both directly and with assistance from its committees.

LEADERSHIP STRUCTURE

The Board has determined that the current leadership structure, in which the offices of Chairman and Chief Executive Officer are held by one individual and an independent director acts as lead director, ensures the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight, and is in the best interests of Abbott and its shareholders.

Chairman/Chief Executive Officer

  •
  Coherent leadership and direction for the Board and executive management

  •
  Clear accountability and a single focus for the chain of command to execute our strategic initiatives and business plans

  •
  CEO's extensive industry expertise, leadership experience, and familiarity with our business

  •
  By leading management and chairing the Board, we benefit from our CEO's strategic and operational insights, enabling a focused vision encompassing the full range, from long-term strategic direction and day-to-day execution

Lead Independent Director

  •
  Currently, the Chairman of the Nominations and Governance Committee acts as the lead director

  •
  Chosen by and from the independent members of the Board of Directors, and serves as the liaison between the Chairman of the Board and the independent directors

  •
  Facilitates communication with the Board and presides over regularly conducted executive sessions of the independent directors or sessions where the Chairman of the Board is not present

  •
  Reviews and approves matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other Board members

  •
  Has the authority to call meetings of the independent directors and, if requested by major shareholders, ensures that he or she is available for consultation and direct communication

  •
  The lead director, and each of the other directors, communicates regularly with the Chairman and Chief Executive Officer regarding appropriate agenda topics and other Board related matters
Abbott Laboratories 19

DIRECTOR SELECTION

The Nominations and Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members and recommends to the Board the nominees for election as directors at the next annual meeting of shareholders. The process used by the Nominations and Governance Committee to identify a nominee to serve as a member of the Board of Directors depends on the qualities being sought. From time to time, Abbott engages an executive search firm to assist the Committee in identifying individuals qualified to be Board members.

Abbott's outline of directorship qualifications, which as part of Abbott's corporate governance guidelines, is available in the corporate governance section of Abbott's investor relations website (www.abbottinvestor.com). These qualifications describe specific characteristics that the Nominations and Governance Committee and the Board take into consideration when selecting nominees for the Board, such as: strong management experience and senior level experience in medicine, hospital administration, medical and scientific research and development, finance, international business, government, and academic administration. An individual nominee is not required to satisfy all the characteristics listed in the outline of directorship qualifications and there is no requirement that all such characteristics be represented on the Board.

In addition, Board members should have backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve Abbott's governance and strategic needs. Board candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, prominence, and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the Board of Directors' oversight role with respect to Abbott's business and affairs. Each director's biography includes the particular experience and qualifications that led the Board to conclude that the director should serve on the Board. The directors' biographies are on pages 13 through 18.

A description of the procedure for the recommendation and nomination of directors, including by proxy access, is on page 67.

BOARD DIVERSITY AND COMPOSITION

In the process of identifying nominees to serve as a member of the Board of Directors, the Nominations and Governance Committee considers the Board's diversity of relevant experience, areas of expertise, ethnicity, gender, and geography and assesses the effectiveness of the process in achieving that diversity. Currently, 50% of the independent directors are women or minorities.

The process used to identify and select nominees has resulted in an experienced, diverse, and well-rounded Board of Directors that possesses the skills and perspectives necessary for its oversight role. All of Abbott's directors exhibit:

• Global business perspective • Knowledge of corporate governance requirements and practices	• Successful track record • High integrity	• Innovative thinking • Commitment to good corporate citizenship
20 Abbott Laboratories

The following table details some of the attributes, skills, and experience represented on Abbott's Board of Directors.

Abbott Business Characteristic	Board Attributes, Skills, and Experience

A Broad and Diverse Company with Different Healthcare Businesses	• Senior Leadership Experience with Diverse Business Models • Financial Literacy

A Multinational Company	• Experience as a Director or Senior Officer of a Multinational Corporation • Global Perspective

A Consumer-facing Company	• Academic and Senior Management Leadership Consumer Product Experience • Senior Leadership Experience with Diverse Business Models

Financial Expertise and Risk Management	• Financial Literacy • Public Company Financial Experience

Regulated Industry	• Senior Leadership Experience in Regulated Industries • Senior Level Government Experience

Corporate Governance	• Senior Leadership Experience • Financial Literacy • Experience with Diverse Business Models

Other Abbott Independent Director Metrics

Our independent directors bring a balance of relevant skills, experience, and perspective.

Tenure
5 or fewer years of service	2
More than 5 and less than 10 years of service	6
10 or more years of service	2
Abbott Laboratories 21

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has five committees established in Abbott's By-Laws: Audit Committee, Compensation Committee, Nominations and Governance Committee, Public Policy Committee, and Executive Committee. Each of the members of the Audit Committee, Compensation Committee, Nominations and Governance Committee, and Public Policy Committee is independent.

Current Members	Audit*	Compensation	Nominations and Governance	Public Policy	Executive

R. J. Alpern
R. S. Austin
S. E. Blount
W. J. Farrell
E. M. Liddy
N. McKinstry
P. N. Novakovic
W. A. Osborn
S. C. Scott III
G. F. Tilton
M. D. White
Total Meetings Held in 2015	8	4	4	4	0

*
Each of the committee members is financially literate, as is required of audit committee members by the New York Stock Exchange. The Board of Directors has determined that Roxanne S. Austin, the Audit Committee's Chair, is an "audit committee financial expert."

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to Abbott's accounting and financial reporting practices and the audit process; the quality and integrity of Abbott's financial statements; the independent auditors' qualifications, independence, and performance; the performance of Abbott's internal audit function and internal auditors; and certain areas of legal and regulatory compliance. The Committee is governed by a written charter. A copy of the report of the Audit Committee is on page 62.

Compensation Committee

The Compensation Committee assists the Board of Directors in carrying out the Board's responsibilities relating to the compensation of Abbott's executive officers and directors. The Committee is governed by a written charter. The Compensation Committee annually reviews the compensation paid to the members of the Board and gives its recommendations to the full Board regarding both the amount of director compensation that should be paid and the allocation of that compensation between equity-based awards and cash. In recommending director compensation, the Compensation Committee takes comparable director fees into account and reviews any arrangement that could be viewed as indirect director compensation.

This Committee also reviews, approves, and administers the incentive compensation plans in which any executive officer of Abbott participates and all of Abbott's equity-based plans. It may delegate the responsibility to administer and make grants under these plans to management, except to the extent that such delegation would be inconsistent with applicable law or regulation or with the listing rules of the New York Stock Exchange. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned, "Compensation Discussion and Analysis."

22 Abbott Laboratories

The Compensation Committee has the sole authority, under its charter, to select, retain, and/or terminate independent compensation advisors. The Committee engaged Meridian as its compensation consultant for 2015. Meridian performs no other work for Abbott. The Committee engages compensation consultants to provide counsel and advice on executive and non-employee director compensation matters. The consultant and its principal report directly to the Chair of the Committee. The principal meets regularly and as needed with the Committee in executive sessions, has direct access to the Chair during and between meetings, and performs no other services for Abbott or its senior executives. The Committee determines what variables it will instruct the consultant to consider, and they include: peer groups against which performance and pay should be examined, financial metrics to be used to assess Abbott's relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. The Committee negotiates and approves any fees paid to the consultant for these services. Based on its evaluation of Meridian's independence in accordance with the New York Stock Exchange listing standards and information provided by Meridian, the Committee determined that the work performed by Meridian does not present any conflicts of interest. A copy of the Compensation Committee report is on page 41.

Nominations and Governance Committee

The Nominations and Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members and recommends to the Board the nominees for election as directors at the next annual meeting of shareholders; recommends to the Board the people to be elected as executive officers of Abbott; develops and recommends to the Board the corporate governance guidelines applicable to Abbott; and serves in an advisory capacity to the Board and the Chairman of the Board on matters of organization, management succession plans, major changes in the organizational structure of Abbott, and the conduct of Board activities. The Committee is governed by a written charter. The process used by this Committee to identify a nominee to serve as a member of the Board of Directors depends on the qualities being sought. From time to time, Abbott engages an executive search firm to assist the Committee in identifying individuals qualified to be Board members. The process used by the Committee to identify nominees is described on page 20 in the section captioned, "Director Selection."

Public Policy Committee

The Public Policy Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to Abbott's public policy, certain areas of legal and regulatory compliance, and governmental affairs and healthcare compliance issues that affect Abbott. The Committee is governed by a written charter.

Executive Committee

The Executive Committee may exercise all the authority of the Board in the management of Abbott, except for matters expressly reserved by law for Board action.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Interested parties may communicate with the Board of Directors by writing a letter to the Chairman of the Board, to the Chairman of the Nominations and Governance Committee, who acts as the lead director at the meetings of the independent directors, or to the independent directors c/o Abbott Laboratories, 100 Abbott Park Road, D-364, AP6D, Abbott Park, Illinois 60064-6400, Attention: Corporate Secretary. The General Counsel and Corporate Secretary regularly forwards to the addressee all letters other than mass mailings, advertisements, and other materials not relevant to Abbott's business. In addition, directors regularly receive a log of all correspondence received by the Company that is addressed to a member of the Board and may request any correspondence on that log.

CORPORATE GOVERNANCE MATERIALS

Abbott's corporate governance guidelines, outline of directorship qualifications, director independence standards, code of business conduct, and the charters of Abbott's Audit Committee, Compensation Committee, Nominations and Governance Committee, and Public Policy Committee are all available in the corporate governance section of Abbott's investor relations website (www.abbottinvestor.com).

Abbott Laboratories 23

2015 DIRECTOR COMPENSATION

Our CEO is not compensated for serving on the Board or Board committees. Abbott's remaining directors, who are all non-employee directors, are compensated for their service under the Abbott Laboratories Non-Employee Directors' Fee Plan and the Abbott Laboratories 2009 Incentive Stock Program.

The following table sets forth a summary of the non-employee directors' 2015 compensation.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

R. J. Alpern	$126,000	$134,916	$0	$16,328	$4,785	$282,029
R. S. Austin	144,000	134,916	0	0	0	278,916
S. E. Blount	126,000	134,916	0	2,732	21,000	284,648
W. J. Farrell	138,000	134,916	0	32,039	0	304,955
E. M. Liddy	132,000	134,916	0	0	0	266,916
N. McKinstry	132,000	134,916	0	0	20,000	286,916
P. N. Novakovic	138,000	134,916	0	0	0	272,916
W. A. Osborn	138,000	134,916	0	0	0	272,916
S. C. Scott III	132,000	134,916	0	0	25,000	291,916
G. F. Tilton	132,000	134,916	0	0	15,000	281,916

(1)
Under the Abbott Laboratories Non-Employee Directors' Fee Plan, non-employee directors earn $10,500 for each month of service as a director and $1,000 for each month of service as a chairman of a Board committee (other than the Audit Committee). For each month of service on the Audit Committee, the Chairman receives $1,500 and the other Audit Committee members receive $500. Effective as of May 1, 2016, the Board committee chairman monthly fees will be $2,083.33 for the Audit Committee Chairman, $1,666.66 for the Compensation Committee Chairman, $1,250.00 for the Public Policy Committee Chairman, and $1,250.00 for the chairman of any other Board committee; in addition, the lead director will earn $2,500 for each month of such service and will not receive a fee for service as Nomination and Governance Committee Chairman. Fees earned under the Abbott Laboratories Non-Employee Directors' Fee Plan are paid in cash to the director, paid in the form of vested non-qualified stock options (based on an independent appraisal of their fair value), deferred (as a non-funded obligation of Abbott), or paid currently into an individual grantor trust established by the director. The distribution of deferred fees and amounts held in a director's grantor trust generally commences when the director reaches age 65, or upon retirement from the Board of Directors, if later. The director may elect to have deferred fees and fees deposited in trust credited to either a guaranteed interest account or to a stock equivalent account that earns the same return as if the fees were invested in Abbott stock. If necessary, Abbott contributes funds to a director's trust so that as of year-end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the market value of the related common stock at year-end.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines the grant date fair value of stock unit awards by multiplying the number of restricted stock units granted by the average of the high and low market prices of an Abbott common share on the date of grant. In addition to the fees described in footnote 1, each non-employee director elected to the Board of Directors at the annual shareholders meeting receives vested restricted stock units having a value of $135,000 (rounded down) under the Abbott Laboratories 2009 Incentive Stock Program (effective as of the 2016 Annual Meeting, this will increase to $150,000 (rounded down)). In 2015, this was 2,793 units. The non-employee directors receive cash payments equal to the dividends paid on the shares covered by the units at the same rate as other shareholders. Upon termination, retirement from the Board, death, or a change in control of Abbott, a non-employee director will receive one share of common stock for each restricted stock unit outstanding under the Incentive Stock Program. The following Abbott restricted stock units were outstanding as of December 31, 2015: R. J. Alpern, 17,984; R. S. Austin, 25,647; S. E. Blount, 11,244; W. J. Farrell, 23,758; E. M. Liddy, 13,411; N. McKinstry, 11,244; P. N. Novakovic, 13,411; W. A. Osborn, 19,901; S. C. Scott III, 21,631; and G. F. Tilton, 21,631.
24 Abbott Laboratories

(3)
The following options were outstanding as of December 31, 2015: N. McKinstry, 6,280; and P. N. Novakovic, 44,300.

(4)
The totals in this column include reportable interest credited under Abbott Laboratories Non-Employee Directors' Fee Plan during the year.

(5)
Charitable contributions made by Abbott's non-employee directors are eligible for a matching contribution (up to $25,000 annually). The amounts reported in this column include charitable matching grant contributions, as follows: R. J. Alpern, $4,785; S. E. Blount, $21,000; N. McKinstry, $20,000; S. C. Scott III, $25,000; and G. F. Tilton, $15,000.
Abbott Laboratories 25

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The table below reflects the number of Abbott common shares beneficially owned as of January 31, 2016, by each director, the Chief Executive Officer, the Chief Financial Officers in 2015, and the three other most highly paid executive officers (the "named officers"), and by all directors and executive officers of Abbott as a group. It also reflects the number of stock equivalent units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan and restricted stock units held by non-employee directors and executive officers.

Name	Shares Beneficially Owned(1)(2)	Stock Options Exercisable Within 60 Days of January 31, 2016(3)	Stock Equivalent Units

R. J. Alpern	17,984	0	4,990
R. S. Austin	32,491	0	0
B. J. Blaser	102,194	434,996	0
S. E. Blount	11,244	0	0
J. M. Capek	238,090	628,617	0
W. J. Farrell	24,758	0	0
T. C. Freyman	508,249	1,100,304	0
E. M. Liddy	14,546	0	16,385
N. McKinstry	11,244	6,280	0
P. N. Novakovic	13,911	44,300	0
W. A. Osborn	43,901	0	22,621
S. C. Scott III	27,631	0	6,578
G. F. Tilton	28,981	0	24,413
M. J. Warmuth	74,770	524,240	0
M. D. White	1,440,774	4,074,677	0
B. B. Yoor	31,806	46,718	0
All directors and executive officers as a group(4)(5)	3,787,752	9,318,210	74,987

(1)
This column includes shares held in the officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: T. C. Freyman, 1,115; M. D. White, 28,971; B. B. Yoor, 2,064; and all executive officers as a group, 52,921. Each officer has shared voting power and sole investment power with respect to the shares held in his or her account.

(2)
This column includes restricted stock units held by the non-employee directors and payable in stock upon their retirement from the Board as follows: R. J. Alpern, 17,984; R. S. Austin, 25,647; S. E. Blount, 11,244; W. J. Farrell, 23,758; E. M. Liddy, 13,411; N. McKinstry, 11,244; P. N. Novakovic, 13,411; W. A. Osborn, 19,901; S. C. Scott III, 21,631; G. F. Tilton, 21,631; and all directors as a group, 179,862.

(3)
This column includes restricted stock units held by officers that will be payable in stock within 60 days of January 31, 2016, as follows: M. J. Warmuth, 24,033; and all executive officers as a group, 54,848.

(4)
Certain executive officers of Abbott are fiduciaries of several employee benefit trusts maintained by Abbott. As such, they have shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2016, these trusts owned a total of 33,507,155 (2.3%) of the outstanding shares of Abbott.

None of the directors, named officers, or executive officers has pledged shares.

(5)
Excluding the shared voting and/or investment power over the shares held by the trusts described in footnote 4, the directors and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.
26 Abbott Laboratories

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (CD&A) describes Abbott's executive compensation program in 2015. Since the long-term incentive (LTI) shown in this CD&A reflects awards granted in February 2015, we also will preview changes made to our 2016 LTI process in response to shareholder feedback on page 35.

In particular, this CD&A explains how the Compensation Committee (the Committee) and Board of Directors made its compensation decisions for the Company's executives, including the six named officers: Miles D. White, Chairman of the Board and Chief Executive Officer; Thomas C. Freyman, Executive Vice President, Finance and Administration (previously also Chief Financial Officer until June 1, 2015); Brian B. Yoor, Senior Vice President, Chief Financial Officer (effective June 1, 2015); Brian J. Blaser, Executive Vice President, Diagnostic Products; John M. Capek, Executive Vice President, Ventures; and Michael J. Warmuth, Executive Vice President, Established Pharmaceuticals.

The CD&A also describes the pay philosophy the Committee has established for the Company's executive officers, the process the Committee utilizes to examine performance in the context of executive pay decisions, the performance goals and results for each named officer, and recent updates to our compensation program.

RELATIVE PERFORMANCE

In 2015, Abbott achieved another strong year of financial results and returns. Operational sales, which excludes the impact of foreign exchange, increased 9.1%, and adjusted diluted earnings per share (EPS), excluding specified items, increased 8.6% vs. 2014, notably outpacing our peer group averages. Abbott also continued to deliver strong total shareholder returns (TSR) relative to its peer group, with 5-year performance ranked at the 83rd percentile.

See Annex I for a reconciliation of GAAP and non-GAAP financial measures.

Abbott Laboratories 27

COMPENSATION PHILOSOPHY AND COMPONENTS OF PAY

Abbott and its Compensation Committee have designed a compensation program to attract and retain executives whose talent and contributions support and advance the profitable growth of the Company and growth in shareholder value. The program is designed to be:

  •
  Competitive: While we target competitive total compensation, actual payouts vary based upon Company and individual performance. LTI awards are pegged to the appropriate relative Company performance. Each year, we look at LTI market percentiles between the 10th and the 90th to determine appropriate award levels. Actual pay reflects actual performance relative to peers.

  •
  Aligned to our shareholders' interests: Almost two-thirds of our pay is equity-based, directly tying executive returns with shareholder returns.

  •
  Performance-based: Other than base salary, which is the smallest component of our executives' compensation, all components of our Total Direct Compensation program (i.e., base salary, annual cash incentive, performance-based restricted stock awards, and stock options) are aligned with Company and/or division performance.

  •
  Balanced: Short- and long-term objectives focus our executives on actions that create value today while building for sustainable future success. Our compensation program rewards the achievement of short-term goals and milestones that will accelerate our success over the long-range plan.

TOTAL COMPENSATION MIX

28 Abbott Laboratories

CHANGES BASED ON SHAREHOLDER FEEDBACK AND MARKET PRACTICES

Last year, 96% of our shareholders approved the compensation of our named executive officers. We reached out to and conducted meetings with investors representing more than 40% of our outstanding shares. In those meetings, we discussed our pay programs broadly, including aspects that were previously subject to shareholder resolutions. Based on shareholder discussions and recommendations, the Committee, during its annual evaluation of the Company's compensation programs and evolving market practices, made several changes to our programs.

RECENT EXECUTIVE COMPENSATION CHANGES

•

Increased the ROE target for vesting of performance shares granted in 2015
(with further increase for performance shares granted in 2016)

•

Increased director share ownership guidelines

•

Revised annual cash incentive plan goals and scoring methodology

•

Revised long-term incentive measures to reflect sustained performance over a three-year period

•

Increased disclosure related to payouts for both annual and long-term incentives

•

Implemented a hedging policy and a pledging policy

•

Implemented a strengthened recoupment policy

These changes made in 2015 and 2016 continue our practice of evolving our program based upon shareholder feedback as well as a review of market practices. Over the past several years, we have made numerous other changes to our program, including:

  •
  Using three performance assessments to determine the amount of equity awards:

  –
  Relative TSR (compared to peer companies)—Determines, as an aggregate target, where our equity grant guidelines should be positioned relative to the market

  –
  Individual performance—Determines individual officer awards based on equity grant guidelines (grant guideline x individual performance factor)

  –
  The ROE target—Ensures that performance has been sustained before awards vest

  •
  Granting equity awards with double-trigger vesting in the event of a change in control

  •
  Eliminating tax gross-ups in our executive officer pay program

  •
  Engaging a Compensation Committee consultant that performs no other work for Abbott

  •
  Adding a share retention requirement which applies until share ownership guidelines are met

  •
  Revising executive share ownership guidelines:

  –
  Chief Executive Officer—6 times base salary

  –
  Executive Vice President/Senior Vice President—3 times base salary

  –
  All other officers—2 times base salary
Abbott Laboratories 29

HOW EXECUTIVE PAY DECISIONS ARE MADE

The Committee makes compensation decisions in the context of the objectives of our program. They ensure the compensation delivered to our executives is competitive, based on performance, balanced between the short- and long-term, and aligned with shareholder interests.

BENCHMARKING USING PEER COMPANIES

To determine the competitiveness of our compensation and benefit programs, the Committee, in consultation with its independent consultant, annually compares the level of compensation, market pay practices, and our relative performance to those of peer companies.

Our shareholders compare us to other global multinational companies, not necessarily in healthcare. These companies share similar characteristics aligned with our investment identity of diversified growth and returns to shareholders.

Therefore, our peer group was selected to strike the appropriate balance between size (both revenues and market capitalization), similar return profiles, geographic breadth, and management and operating structure. The peer group purposely includes companies that are outside the healthcare industry.

After the separation with AbbVie, the peer group excludes companies that focus primarily on proprietary pharmaceuticals. It also excludes companies whose revenues are predominantly derived from the U.S. as well as small non-diverse healthcare companies. Our investors tell us that these companies are not viable peers.

In selecting our peer group for performance and compensation benchmarking, we considered:

  •
  Globally diverse manufacturing-driven organizations with significant international operations

  •
  Consumer-facing organizations

  •
  Similar financial and operating measures, including market capitalization, revenue, and number of employees

  •
  Similar return of cash profiles, including dividends and share repurchases

  •
  Similar geographic mix of revenues and profits

As it pertains to healthcare peers, Johnson & Johnson most closely reflects our diversified growth and income identity, as well as the lines of business in which we operate. Other healthcare companies in our peer group reflect major lines of our business and/or compete directly with Abbott in specific businesses or product areas, while also reflecting our financial and operating scale.

Although Standard & Poor's has assigned Abbott to the General Industry Classification Standard of "Health Care Equipment," this classification does not accurately describe Abbott or our peers:

  •
  Less than 50% of our sales are generated by healthcare equipment products;

  •
  Approximately 50% of our sales are generated by nutritional and pharmaceutical products; and

  •
  Approximately 50% of our sales are direct to consumers and patients. Therefore, our peer group includes consumer and household product companies: Procter & Gamble, Kimberly-Clark, Coca-Cola, and McDonald's.

Our peer group also includes companies that reflect the breadth of our international operations. We currently generate approximately 70% of our revenues internationally.

In partnership with the Committee's independent consultant and other consultants, this particular set of peer companies was determined shortly after the separation of AbbVie in 2013 to reflect the nature of our business going forward. In 2015, the Committee reviewed with its consultant and reaffirmed that these companies (after removing Covidien, which was acquired by Medtronic in 2015) continue to represent an appropriate peer group. This group has been overwhelmingly supported by our investors during shareholder outreach.

30 Abbott Laboratories

Given that there had been no significant relative change in Abbott's revenue size or market capitalization, the positive feedback we had received from investors, and the Committee's strong opinion that stability in a peer group is important, the Committee and its consultant determined that the only change to the peer group would be the removal of Covidien (which was acquired by Medtronic in 2015).

This updated group is summarized below, showing the primary characteristics for which each company was selected.

Company Name	Sales/Rev.[1] (billions)	Market Cap[1] (billions)	% Rev. Outside U.S.	Similar # Employees	Health Care- Related	Mfg. Driven/ Consumer- Facing	Similar Operating Characteristics

3M Company	$30.3	$ 92.8	✓	✓	✓	✓	✓
Baxter International Inc.	$11.8	$ 20.9	✓	✓	✓	✓	✓
Caterpillar, Inc.	$47.0	$ 39.6	✓	✓		✓	✓
The Coca-Cola Company	$45.2	$186.5	✓	✓		✓	✓
Danaher Corporation	$20.6	$ 63.6	✓	✓	✓	✓	✓
E. I. du Pont de Nemours	$25.2	$ 58.4	✓	✓		✓	✓
Eaton Corporation	$21.4	$ 24.1	✓	✓		✓	✓
Emerson Electric Co.	$22.3	$ 31.3	✓	✓		✓	✓
Honeywell International Inc.	$38.9	$ 79.8	✓	✓		✓	✓
Illinois Tool Works Inc.	$13.4	$ 33.7	✓	✓		✓	✓
Johnson & Johnson	$70.1	$284.3	✓	✓	✓	✓	✓
Kimberly-Clark Corporation	$18.6	$ 46.2	✓	✓	✓	✓	✓
McDonald's Corporation	$25.4	$108.5	✓			✓	✓
Medtronic, Inc.	$26.0	$108.2	✓	✓	✓	✓	✓
Novartis AG	$50.1	$206.1	✓	✓	✓	✓	✓
Procter & Gamble Co.	$69.4	$216.0	✓	✓	✓	✓	✓
Thermo Fisher Scientific, Inc.	$17.0	$ 56.6	✓	✓	✓	✓	✓
United Technologies Corporation	$56.1	$ 85.2	✓			✓	✓
Peer Group Median	$25.7	$71.7	Peer group approximates Abbott in market cap and sales
Abbott	$20.4	$67.0	✓	✓	✓	✓	✓

(1)
Data source: S&P's Capital IQ database reflects most recently disclosed (as of January 29, 2016) trailing 12-month sales/revenue. The market cap reflects values on December 31, 2015.

Institutional Shareholder Services (ISS) Analysis

The Company has not changed materially since the separation of AbbVie. We have maintained the same peer group since separation, yet ISS has significantly changed the peer group used in their analysis each year in the three years since the separation.

For their 2014 analysis, ISS selected a peer group which closely matched our own. They selected 16 peers, 13 of which were consistent with the peer group selected by our Compensation Committee.

Conversely, for their 2015 analysis, ISS chose to make significant changes to the peer group it used to analyze Abbott's pay and performance. ISS removed five (including Johnson & Johnson, our most relevant peer) of the 16 peers they used in their 2014 analysis, and added two new peers (Raytheon, a government contractor with little revenue outside the U.S., and Merck, a proprietary pharmaceutical company which was part of our peer group prior to the AbbVie separation but which is not an appropriate peer for the Abbott of 2015).

Whereas the 2014 analysis included 13 of the 19 peers used by our Compensation Committee to make decisions, the 2015 analysis reflected only 9. Therefore, ISS' analysis evolved to rely on only 47% of our own peers, making it extremely unlikely that the ISS assessment would align with our Committee's assessment.

Abbott Laboratories 31

Such frequent and cumulative year-to-year changes in the ISS peer group prevent reasonable year-over-year comparisons. In addition, change of this magnitude inherently corrupts an analysis that is based upon relative measures (which ISS' Relative Degree of Alignment metric is). While we do not yet know ISS' final 2016 peer group, even without change, this group bears little resemblance to the original peers. This could create the impression that Abbott's pay and performance are not aligned simply due to the frequent change of peers and inclusion of "peers" that were intentionally excluded by Abbott.

We have shared these concerns with ISS and have asked them to reconsider this approach.

FIXED PAY—BASE SALARY

Base salary targets are set using the median of the peer group as an initial benchmark. Specific pay rates are based on an executive's performance, experience, unique skills, and internal equity with others at Abbott. Base salaries range from the 10th to the 90th percentile, depending on experience, expertise, unique role requirements, and tenure, with an average of the 52nd percentile, or essentially at the market median. Once the rate of pay is set at the time of hire or upon promotion, subsequent changes in pay, including salary increases, are based on the executive's performance, the job he or she is performing, internal equity, and the Company's operating budget.

PERFORMANCE-BASED PAY

Abbott's primary performance-based compensation programs for executive officers are the annual cash incentive plan and the long-term incentive plan. These plans are described in more detail on the following pages. It is important to note that the annual and long-term incentive performance measures differ both in terms of the measures and the period over which results are assessed. However, both plans are formula-driven based on specific operating, strategic, and leadership results.

ANNUAL CASH INCENTIVE PLAN (PERFORMANCE INCENTIVE PLAN)

Our annual cash incentive plan is a key part of our officers' total compensation. It rewards executives for achieving specific annual goals at the corporate and divisional levels. It also rewards executives for achieving operational and strategic goals.

During 2015, Abbott's six named officers participated in the 1998 Abbott Laboratories Performance Incentive Plan (PIP), which is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for performance-based compensation.

Each year, the Committee sets the maximum award allocations under the PIP for each named officer as a percentage of consolidated net earnings. For 2015, the maximum award for the Chief Executive Officer was 0.15% of adjusted consolidated net earnings for the fiscal year-end and, for all of the other named officers, 0.075% of adjusted consolidated net earnings. Historically and in 2015, the Committee exercised its discretion to deliver PIP awards that were below the maximum awards that are authorized by these formulas based on achieved performance against annual goals and other factors described below.

Process to Determine Awards

Under the PIP, the Committee sets a target payout (expressed as a percentage of base salary) for each officer based upon market benchmarks and internal equity. The final payout is determined based upon performance relative to annual goals. This process is described below. In 2015, annual incentive payouts for Abbott's executive officers ranged from 54% to 121% of target, with an average of 89% of target.

Step One: Fund Annual Incentive Pool Based on EPS Achievement

In order for the PIP to pay out, the EPS goal (see 2015 Performance Goals for Performance Incentive Plan on page 38) must be achieved. If the EPS goal is not achieved, then the PIP is not funded and there are no payouts.

32 Abbott Laboratories

Step Two: Assess Individual Performance vs. Goals

Individual goals are finalized at the beginning of each year based upon each executive officer's responsibilities. The weighting of goals depends upon whether the executive is a Business Unit leader or a Corporate leader, as follows:

Goal Category	Business Unit Leader	Corporate Leader

Sales Growth vs Peers and Plan	30%	10%

Financial Return	25%	40%

Strategic Initiatives	30%	40%

Leadership	15%	10%

Total	100%	100%

Sales Growth Goals—To stress the importance of top-line growth, each officer is measured against Abbott's internal targets, which are established to exceed peer group growth rates.

Results	Payout

Sales Growth < Market Growth	0%

Sales Growth ≥ Market Growth but < Target	50%

Sales Growth = Target	100%

Sales Growth Significantly > Market and Target	125% or 150%

Sales growth performance required to earn payouts above 100% varies by business to reflect each business's market. To exceed a target payout in Sales Growth, the business must grow market share, exceeding both peer sales growth rates and Abbott's internal targets.

Financial Return Goals—While top-line growth is important, that growth must be profitable in order to drive value for our shareholders. To stress the importance of profitability, each officer is assessed on relevant return goals, primarily earnings, margin contribution, and cash flow.

Results	Payout

Actual Return < Target	0%

Actual Return ≥ Target	100%

Actual Return Significantly > Target	125% or 150%

Financial return performance required to earn payouts above 100% varies by business to reflect each business's market and operating environment.

Strategic Initiative Goals—Strategic initiative goals are primarily related to key planned strategic actions, such as portfolio expansion, key R&D milestones, gross margin expansion, and entry into new markets. Strategic goals are set such that fully successful achievement of the goals results in a 100% payout. 100% is the maximum payout and there is no additional upside. Lower levels of achievement result in payouts of 75%, 50%, or 0%.

Leadership Goals—Leadership goals are primarily related to talent and succession planning initiatives. These goals are focused on stabilizing business leadership gaps, ensuring businesses have the talent they need to perform in the current period, and building our leadership bench to sustain our performance. Leadership goals are set such that fully successful achievement of the goals results in a 100% payout. 100% is the maximum payout and there is no additional upside. Lower levels of achievement result in payouts of 75%, 50%, or 0%.

The following formula summarizes the PIP payout process, assuming the EPS goal is achieved.

  For example:

Base Salary		Bonus Target %		Individual Goal Score		Final Award Payout
$525,000	x	90%	x	95%	=	$448,875

This resulted in payouts that ranged from the 13th percentile to the 88th percentile of our peer group market, with an average of the 49th percentile. This average percentile is well below Abbott's 1-year relative TSR performance of the 61st percentile.

Abbott Laboratories 33

LONG-TERM INCENTIVE PLAN (LTI)

Our long-term incentive plan is the largest component of our executive officers' total compensation. As such, we believe it is critical that Company and individual performance, on both an absolute and relative basis, are reflected. The LTI process used in February 2015 (described below) resulted in annual grants to executive officers ranging from the 43rd percentile to the 75th percentile of our peer group, with an average of the 54th percentile. A preview of the process used in February 2016 (which will be disclosed in our 2017 proxy statement) is described on page 35.

Process to Determine Awards in February 2015, Shown in this Proxy Statement

Our process for determining guidelines, individual awards, and vesting of those awards incorporates:

  •
  TSR performance relative to our peers on a one-, three-, and five-year basis
  •
  Absolute performance compared to goals for achieving our long-range plan
  •
  Each officer's performance relative to other officers

This process is more rigorous than automatically granting LTI at the median and adjusting the awards only for relative TSR at the time the awards vest.

We followed a rigorous two-step process in determining awards ultimately received by our executive officers:

Step One: Determine LTI Awards
Step Two: Determine if Options and Shares Vest

Step One: Determine LTI Awards

In order to determine LTI awards, Abbott follows three steps.

Step One (A)—Company LTI Award Guidelines—Abbott obtains survey data annually to assess the competitive LTI market for our peer group companies for each executive position. Each year, we position our LTI award guidelines relative to the competitive LTI market by comparing Abbott's TSR performance to our peers. Our February 2015 LTI grants (based on 2014 performance and shown in the Summary Compensation Table of this proxy statement) were set at the 50th percentile of the market based on the Compensation Committee's evaluation of one-, three-, and five-year TSR performance through 2014, as shown below.

Time Frame	Abbott TSR Relative to Peer Group

One Year	89th percentile

Three Year	53rd percentile

Five Year	47th percentile

2015 LTI Award Guideline	50th percentile

The 2015 LTI award guideline reflects an increase from the 37th percentile that was used for the February 2014 grants, based on the Committee's evaluation of TSR performance through 2013.

Step One (B)—Determine Individual Officer Awards—The recommendation for each officer starts with the Company LTI award guideline (based on relative TSR performance as described above) for the officer's position, as established in Step One (A). Individual officer awards are then further adjusted up or down based upon assessment of:

  1)
  Performance—goals, leadership, and sustained performance (Weighted 50%)
  2)
  Long-range Plan Progress—e.g., product approvals, R&D milestones, and margin expansion (Weighted 50%)
  3)
  Impact—assessment of relative contribution to overall enterprise (Modifier of –10% to +10%)

Awards granted in 2015, based on individual officer performance in 2014, resulted in awards ranging from 90%—125% of guideline award levels, with an average of 104% of guideline.

Step One (C)—Convert Individual LTI Award Values to Equity Grants—In 2015, to recognize the continued growth focus of Abbott and to directly align the interests of executive officers with the interests of our shareholders, the Compensation Committee granted the long-term incentive awards in the form of 50% stock options and 50% performance-restricted shares. This mix is consistent with the practices of our peer group.

34 Abbott Laboratories

Step Two—Determine if Options and Shares Vest

Stock options vest over three years. Since stock options only accrue value through share price appreciation, the value realized upon the exercise of vested stock options directly aligns the compensation earned with the value shareholders received over the same period of time. Options are also aligned with shareholder value through the impact of relative TSR in determining the size of awards granted (Step One).

Performance-restricted shares vest 1/3 each year that the performance target is achieved. Vesting is absolute—either 100% or 0%. There is no partial vesting if the target is missed or additional vesting upside if the Company over-performs. The Committee believes adjusted return on equity (ROE) is the appropriate performance measure for vesting because ROE measures how much profit the Company generates over the long-term with the capital that shareholders have invested.

Although Company TSR performance and individual officer performance are used in Step One to grant the appropriate award level, the focus on ROE for vesting provides a second shareholder protection to ensure our growth and investment return objectives are sustained after the initial grant is made. ROE is only used for vesting; it is not used in the determination of LTI award guidelines or individual officer performance.

For grants made in 2015, the ROE vesting target to determine future vesting was set at 11%, which reflected a 10% increase from the grants made in 2014. For grants made in 2016, the ROE target was increased further to 12%. This increase is consistent with our stated intent to increase our ROE and ROE targets over time.

Changes Made for February 2016 LTI Awards (Preview of 2017 Proxy Statement)

In response to shareholder feedback, we changed our approach to determining individual officer LTI awards in February 2016. Details on the individual awards will appear in our 2017 proxy statement (according to the Securities and Exchange Commission disclosure requirements). However, as transparent and timely disclosures to shareholders are important to us, we describe the revised approach, which was used to determine the February 2016 grants (based on 2015 performance), below.

The most significant revisions were to change the:

  1)
  Measurement period used to assess individual officer performance to three years to better reflect each executive's impact on Abbott's long-term success.
  2)
  Measures used to assess individual officer performance so that completely separate measures are used in the annual and long-term incentive plans.

Our process continues to look at LTI market data for each executive position based upon percentiles—10th, 25th, 40th, 50th, 60th, 75th, and 90th. The Committee examines overall Company performance and sets our LTI award guidelines relative to the market performance by comparing Abbott's TSR performance to our peers. The market data at that percentile level is then used to determine the total award pool. For example, if based on 1-, 3-, and 5-year TSR performance, the Committee determines targeted LTI should be at the 37th percentile (as it did for our 2014 grant), then the 37th percentile market data determines the pool for LTI awards before adjusting for performance, as described below.

The actual grant sizes are then directly linked to individual officer performance. We assess officers in three areas: Sales and Market Share Growth, Margin Contribution, and Strategic Milestones over a three-year period. Each officer is assigned an overall score based on whether they missed, achieved, or exceeded the specific targets in all three measures for all three years. That resulting assessment score determines the LTI performance adjustment, which ranged from 75% to 125% of the guideline, based on measurement of continuation and sustainability of performance.

This new LTI process resulted in annual grants to Abbott executive officers ranging from the 30th percentile to the 68th percentile of our peer group, with an average of the 48th percentile.

Accordingly, this process delivers a more precise calculation of the Company's actual relative performance and a more differentiated range of individual awards within that pool based on each officer's individual contribution to overall results.

Abbott Laboratories 35

PAY DECISIONS FOR NAMED EXECUTIVE OFFICERS

The following pages highlight the rationale for the pay decisions for each named officer. It is important to note that annual incentive pay decisions were made in early 2016 on the basis of 2015 results. Long-term incentive decisions (options and performance shares) shown in the Summary Compensation Table of this proxy statement were made in early 2015 based on 2014 results (see prior year proxy statement for discussion of 2014 results). Specific 2015 financial goals are detailed on page 38.

Miles D. White

Base Salary—No increase.

Performance Incentive Plan—Mr. White's target bonus is 160% of his base salary. Based on performance in 2015, Mr. White received a bonus in February 2016 of $3,300,000, which was equal to 109% of his target bonus. This payout reflects his goal achievement, including 120% achievement of his operating cash flow goal, overachievement of his return goals, 99.5% achievement of his sales growth goal, and overall leadership in 2015 completing the sale of the Established Pharmaceuticals developed markets business to Mylan and overcoming significant headwinds such as the impact of a strong dollar in global markets.

Long-Term Incentives—Based on performance in 2014, Mr. White received an LTI award in February 2015 with a value of $12,497,968, which was equal to approximately 115% of his LTI award guideline. This award reflects Abbott's sustained strong financial returns, including exceeding its double-digit adjusted EPS growth commitments and consistently meeting or beating earnings targets annually for the past 13 years, as well as Mr. White's significant additional strategic and operational achievements in the acquisitions of CFR and Veropharm and the sale of the Established Pharmaceuticals developed markets business to Mylan.

Thomas C. Freyman

Base Salary—No increase.

Performance Incentive Plan—Mr. Freyman's target bonus is 110% of his base salary. Based on performance in 2015, Mr. Freyman received a bonus in February 2016 of $1,019,000, which was equal to 95% of his target bonus. This payout reflects his goal achievement for 2015, including 120% achievement of his operating cash flow goal, overachievement of his return goals, and 99.5% achievement of his sales growth goal. Mr. Freyman's strategic and leadership goals for 2015 included executing phase three of the global Finance back office restructuring and other cost reduction initiatives, supporting Business Development efforts, reorganizing IT and improving IT infrastructure, developing a plan to improve efficiency of purchasing transactions, and preparing for the transition of our new Chief Financial Officer Mr. Yoor. His payout reflected achievement of his strategic and leadership goals in all material respects.

Long-Term Incentives—Based on performance in 2014, Mr. Freyman received an LTI award in February 2015 with a value of $3,799,365, which was equal to approximately 125% of his LTI award guideline. This award reflects his significant additional strategic and operational achievements in completing the acquisitions of CFR and Veropharm, the sale of the Established Pharmaceuticals developed markets business to Mylan, and for exceeding Abbott's double-digit adjusted EPS growth commitments and consistently meeting or beating earnings targets for the past 13 years.

Brian B. Yoor

Base Salary—Mr. Yoor's annual base salary was increased from $340,000 to $350,000 in February 2015. His base salary was then increased from $350,000 to $500,000 in June 2015 in connection with his promotion to Senior Vice President, Chief Financial Officer.

Performance Incentive Plan—Mr. Yoor's target bonus is 90% of his base salary. Based on performance in 2015, Mr. Yoor received a bonus in February 2016 of $427,500, which was equal to 95% of his target bonus. This payout reflects his goal achievement for 2015, including 120% achievement of his operating cash flow goal, overachievement of his return goals, and 99.5% achievement of his sales growth goal. Mr. Yoor's strategic and leadership goals for 2015 included executing phase three of the global Finance back office restructuring and other cost reduction initiatives, supporting Business Development efforts, and executing key financial transactions. His payout reflected achievement of his strategic and leadership goals in all material respects.

36 Abbott Laboratories

Long-Term Incentives—Based on performance in 2014, Mr. Yoor received an LTI award in February 2015 with a value of $549,906, which was equal to approximately 125% of his LTI award guideline. This award reflects his work in building a new Investor Relations team following the AbbVie separation, his shareholder outreach efforts, and his contribution to 2014 acquisition and divestiture efforts.

Mr. Yoor received an additional LTI award in June 2015 with a value of $1,124,942 in connection with his promotion to Senior Vice President, Chief Financial Officer.

Brian J. Blaser

Base Salary—No increase.

Performance Incentive Plan—Mr. Blaser's target bonus is 105% of his base salary. Based on performance in 2015, Mr. Blaser received a bonus in February 2016 of $700,000, which was equal to 99% of his target bonus. This payout reflects his goal achievement, including significant overachievement of his operating plan in ADD, achievement of operating plan in Point of Care and Molecular Diagnostics businesses, and 102.0% achievement of his sales growth goals. Mr. Blaser's strategic goals in 2015 included achieving new product platform delivery goals, increasing market share in key markets and entering new markets. Mr. Blaser's leadership goals in 2015 focused on filling critical roles and addressing key talent issues. His payout reflected achievement of his strategic and leadership goals in all material respects.

Long-Term Incentives—Based on performance in 2014, Mr. Blaser received an LTI award in February 2015 with a value of $2,309,606, which was equal to 110% of his LTI award guideline of $2,100,000. This award reflects the strong margin and sales contributions his business has made to the enterprise over the past three years and progress in establishing key new product platforms.

John M. Capek

Base Salary—No increase.

Performance Incentive Plan—Mr. Capek's target bonus is 105% of his base salary. Based on performance in 2015, Mr. Capek received a bonus in February 2016 of $585,000, which was equal to 83% of his target bonus. This payout reflects his goal achievement for 2015, including 120% achievement of his operating cash flow goal, overachievement of his corporate return goals, and 99.5% achievement of his sales growth goal. Mr. Capek's strategic and leadership goals in 2015 included the successful acquisition of Topera, successful formation of the Electrophysiology business, and successful transition of the leadership of the Ventures group. His payout reflected achievement of most of his strategic goals and achievement of his leadership goals.

Long-Term Incentives—Based on performance in 2014, Mr. Capek received an LTI award in February 2015 with a value of $2,204,625, which was equal to 105% of his LTI award guideline. This award reflects bringing Libre to market in Diabetes Care and successful leadership of our Medical Devices businesses, including entry into the Electrophysiology business.

Michael J. Warmuth

Base Salary—No increase.

Performance Incentive Plan—Mr. Warmuth's target bonus is 105% of his base salary. Based on performance in 2015, Mr. Warmuth received a bonus in February 2016 of $700,000, which was equal to 99% of his target bonus. This payout reflects his goal achievement, including achievement of his return goals and 102.4% achievement of his sales growth goals. Mr. Warmuth's strategic and leadership goals in 2015 included achieving M&A goals (including divestiture of the developed market business), increasing market share in key countries, and achieving new product expansion goals. His payout reflected achievement of his strategic and leadership goals in all material aspects.

Long-Term Incentives—Based on performance in 2014, Mr. Warmuth received an LTI award in February 2015 with a value of $2,414,589, which was equal to 115% of his LTI award guideline. This award reflects his strategic leadership in significantly expanding the Established Pharmaceuticals business (e.g., acquisitions of CFR and Veropharm) and the sale of the developed markets business to Mylan.

Abbott Laboratories 37

2015 PERFORMANCE GOALS FOR PERFORMANCE INCENTIVE PLAN

DISCUSSION OF NAMED OFFICERS' ACHIEVEMENT OF GOALS DURING 2015

FINANCIAL GOALS

The results shown below reflect an increase of 9.1% in operational sales from continuing operations excluding the impact of foreign exchange, an increase of 8.6% in adjusted diluted EPS, and an increase of 7.2% in adjusted net income over 2014. For a reconciliation to GAAP, see Annex 1.

Executive	Metric	2015 Expected Results	2015 Results Achieved	Percentage Achieved

Miles D. White	Adjusted Sales(1)	$21.0 Billion	$20.9 Billion	99.5%
	Adjusted Diluted EPS(2)	$2.15	$2.15	100.0%
	Adjusted Net Income(2)	$3.25 Billion	$3.26 Billion	100.3%
	Adjusted Return on Assets(2)	9.1%	9.6%	105.5%
	Operating Cash Flow(2)	$2.5 Billion	$3.0 Billion	120.0%
Thomas C. Freyman	Adjusted Sales(1)	$21.0 Billion	$20.9 Billion	99.5%
	Adjusted Diluted EPS(2)	$2.15	$2.15	100.0%
	Operating Cash Flow(2)	$2.5 Billion	$3.0 Billion	120.0%
Brian B. Yoor	Adjusted Sales(1)	$21.0 Million	$20.9 Billion	99.5%
	Adjusted Diluted EPS(2)	$2.15	$2.15	100.0%
	Operating Cash Flow(2)	$2.5 Billion	$3.0 Billion	120.0%
Brian J. Blaser	Adjusted Division Net Sales(1)	$5.0 Billion	$5.1 Billion	102.0%
	Adjusted Division Margin(2)	$1,219 Million	$1,239 Million	101.6%
John M. Capek	Adjusted Sales(1)	$21.0 Billion	$20.9 Billion	99.5%
	Adjusted Diluted EPS(2)	$2.15	$2.15	100.0%
	Operating Cash Flow(2)	$2.5 Billion	$3.0 Billion	120.0%
Michael J. Warmuth	Adjusted Division Net Sales(1)	$4.1 Billion	$4.2 Billion	102.4%
	Adjusted Division Margin(2)	$791 Million	$799 Million	101.0%

(1)
Reflects a Sales Growth goal under the annual incentive plan. Adjusted Sales exclude the impact of foreign exchange on actual sales relative to the goal target.

(2)
Reflects a Financial Return goal under the annual incentive plan.
38 Abbott Laboratories

BENEFITS AND PERQUISITES

Each of the benefits described below was designed to support the Company's objective of providing a competitive total pay program. Individual benefits do not directly affect decisions regarding other benefits or pay components, except to the extent that benefits and pay components must, in aggregate, be competitive, as previously discussed.

Benefits and Perquisites	Description

Retirement Benefits

The named officers participate in two Abbott-sponsored defined benefit plans: the Abbott Laboratories Annuity Retirement Plan and the Abbott Laboratories Supplemental Pension Plan. These plans are described in greater detail in the "Pension Benefits" section of the proxy.

Since officers' Supplemental Pension Plan benefits cannot be secured in a manner similar to qualified plans, which are held in trust, officers receive an annual cash payment equal to the increase in present value of their Supplemental Pension Plan benefit. Officers have the option of depositing these annual payments to an individually established grantor trust, net of tax withholdings. Deposited amounts may be credited with the difference between the officers' actual annual trust earnings and the rate used to calculate trust funding (currently 8%) while they are employed. Amounts deposited in the individual trusts are not tax deferred.

Officers do not receive tax gross-ups on their grantor trusts. The manner in which the grantor trust will be distributed to an officer upon retirement from the Company generally follows the manner elected by the officer under the Annuity Retirement Plan. Should an officer (or the officer's spouse, depending upon the pension distribution method elected by the officer under the Annuity Retirement Plan) live beyond the actuarial life expectancy age used to determine the Supplemental Pension Plan benefit and, therefore, exhaust the trust balance, the Supplemental Pension Plan benefit will be paid by the Company.

Deferred Compensation

Officers of the Company, like all U.S. employees, are eligible to defer a portion of annual base salary, on a pre-tax basis, to the Company's qualified 401(k) plan, up to the IRS contribution limits. Officers are also eligible to defer up to 18% of their base salary, less contributions to the 401(k) plan, to a non-qualified plan. Unlike other U.S. managers, officers are not eligible to elect to defer compensation into the Deferred Compensation Plan. However, one hundred percent (100%) of annual incentive awards earned under the Company's Performance Incentive Plan is eligible for deferral to a non-qualified plan. Officers may defer these amounts to unfunded book accounts or choose to have the amounts paid in cash on a current basis and deposited into individually established grantor trusts, net of tax withholdings. These amounts are credited annually with earnings. Officers do not receive tax gross-ups on their grantor trusts. Officers elect the manner in which the assets held in their grantor trusts will be distributed to them upon retirement or other separation from the Company.

Change in Control Arrangements

Mr. White does not have a change in control agreement. The other named officers have change in control agreements, the purpose of which is to aid in retention and recruitment, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the Company, and protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under the agreements is established to be consistent with market practices as confirmed by data provided to the Committee by its independent compensation consultant. These arrangements are described in greater detail in the "Potential Payments Upon Termination or Change in Control" section of this proxy.

Abbott Laboratories 39

Benefits and Perquisites	Description

Financial Planning

Named officers are eligible to receive up to $10,000 of fees annually associated with estate planning advice, tax preparation, and general financial planning. If an officer chooses to utilize this benefit, fees for services received up to the annual allocation are paid by the Company and are treated as imputed income to the officer, who then is responsible for payment of all taxes due on the fees paid by the Company.

Company Automobile

Named officers are eligible for use of a Company-leased vehicle, with a lease term of 50 months. Seventy-five percent (75%) of the cost of the vehicle is imputed to the officer as income for federal income tax purposes.

Company Aircraft

Non-business-related flights on corporate aircraft by Messrs. White and Freyman are covered by time-sharing lease agreements, pursuant to which incremental costs associated with those flights are reimbursed by the executives to the Company in accordance with Federal Aviation Administration regulations.

Disability Benefit

In addition to Abbott's standard disability benefits, the named officers are eligible for a monthly long-term disability benefit, which is described in greater detail in the "Potential Payments Upon Termination or Change in Control" section of this proxy.

SHARE OWNERSHIP AND RETENTION GUIDELINES

To further promote sustained shareholder return and to ensure the Company's executives remain focused on both short- and long-term objectives, the Company has established share ownership guidelines. Each officer has five years from the date appointed/elected to his/her position to achieve the ownership level associated with the position.

Role	Guideline

Chief Executive Officer	6 times base salary

Executive Vice Presidents and Senior Vice Presidents	3 times base salary

All other officers	2 times base salary

Any officer who has not achieved at least 50% of the stock ownership guideline after three years in their current position will be required to hold 50% of future shares until they meet the ownership guideline.

All named officers with 5 years tenure in their current position meet or exceed the guidelines.

HEDGING

Directors and officers are prohibited from entering into or engaging in any financial transaction that is designed to reduce the financial risk associated with owning Abbott stock. These financial transactions include, but are not limited to, engaging in short sales, derivative transactions (such as equity swaps, straddles, puts, or calls), and hedging or monetizing transactions (such as collars, exchange funds, or prepaid forward variable contracts) that are linked directly to Abbott stock.

PLEDGING

Directors and officers are prohibited from holding Abbott stock in a margin account, pledging Abbott stock, or otherwise securing any of their obligations by assigning Abbott stock as collateral. The Compensation Committee, or its delegate, may grant an exception provided that:

  •
  The director or officer meets Abbott's applicable minimum stock ownership guideline; and

  •
  Only Abbott stock in excess of the applicable minimum stock ownership guideline is held in the margin account, pledged, or assigned as collateral.
40 Abbott Laboratories

RECOUPMENT POLICY

In 2015, following discussions by management with shareholders, the Compensation Committee implemented a recoupment policy. The Compensation Committee has broad discretion to administer and implement the policy and seek recoupment of equity or cash incentive awards if it determines that a senior executive engaged in misconduct or failed in a supervisory capacity, resulting in a material violation of law or Abbott policy that causes significant financial harm to Abbott. The Compensation Committee may recover incentive compensation awarded to a senior executive in the prior three years or reduce future awards. The policy will not affect awards made prior to its effective date or following a change in control.

COMPLIANCE

The Performance Incentive Plan and Incentive Stock Program, which are described above, are intended to comply with Internal Revenue Code Section 162(m) to ensure deductibility.

The Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that shareholder interests are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve components of compensation for certain officers that are not deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is primarily responsible for reviewing, approving, and overseeing Abbott's compensation plans and practices, and works with management and the Committee's independent consultant to establish Abbott's executive compensation philosophy and programs. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
W. J. Farrell, Chairman
R. S. Austin
E. M. Liddy
W. A. Osborn
S. C. Scott III

Abbott Laboratories 41

COMPENSATION RISK ASSESSMENT

During 2015, Abbott conducted its annual risk assessment of its compensation policies and practices for employees and executives. Abbott's risk assessment is reinforced by Abbott's adherence to a number of industry-leading best practices, including:

Compensation Committee chaired by independent, non-employee director
Representation from the Audit Committee on the Compensation Committee
Review of executive compensation programs by the Compensation Committee's independent consultant
Robust review of compensation program elements and key performance drivers
Detailed measurement of short- and long-term compensation elements to ensure balance

Based on this assessment, Abbott determined its compensation and benefit programs appropriately align employees and performance without incentivizing risky behaviors. Any risk arising from its compensation policies and practices is not reasonably likely to have a material adverse effect on Abbott or its shareholders.

The following factors were among those considered:

  •
  Compensation structure encourages employees to regard Abbott as a career employer, to consider the long-term impact of their decisions, and to align their interests with those of Abbott's shareholders (e.g., equity awards that vest over multi-year periods, defined benefit pension plan).

  •
  Abbott's long-term incentive plan focuses on longer-term operating performance and shareholder returns, (e.g., in 2015, roughly 70% of CEO and 64% of other named officer total compensation was in the form of long-term equity incentives that vest over multiple years).

  •
  Equity awards are made, and grant prices are set at the same time each year, at the Compensation Committee's regularly scheduled meeting. In addition, Abbott does not reprice stock options, award discounted stock options, or immediately vest stock options or restricted stock. The equity awards are based on multiple performance factors, and executive share ownership guidelines and share retention requirements promote alignment with shareholders.

  •
  Abbott's annual incentive plan places an appropriate weighting on earnings achievement by balancing it with other factors, including operational and strategic measures. Since earnings are a key component of stock price performance, this aspect of Abbott's compensation plan promotes alignment with shareholder interests without creating duplication across incentive plans.

  •
  Abbott's recoupment policy allows the Compensation Committee to seek recoupment of incentive compensation or reduce future awards if it determines that a senior executive engaged in misconduct or failed in a supervisory capacity, resulting in a material violation of law or Abbott policy that caused significant financial harm to Abbott.

  •
  Annual benchmarking ensures performance achievement and incentive payout opportunities are aligned with a peer group that reflects the investment profile, operating characteristics, and employment and business markets of Abbott. Appropriateness of this group is assessed annually by the Compensation Committee's independent consultant and approved by the Compensation Committee.

  •
  Abbott's hedging policy prohibits directors and officers from entering into financial transactions designed to reduce the financial risk associated with owning Abbott shares.

  •
  Abbott's pledging policy prohibits directors and officers from holding Abbott shares in a margin account, pledging Abbott shares, or securing obligations by assigning Abbott shares as collateral unless granted an exception by the Compensation Committee.

  •
  Training on code of business conduct and policies and procedures is mandatory for all employees and non-employee directors.

  •
  Abbott's compensation program does not include features that could encourage excessive risk taking, such as over-weighting toward annual incentives, highly leveraged payout curves, uncapped incentive award payments, unreasonable thresholds, or steep payout cliffs at certain levels that may encourage short-term business decisions to meet payout thresholds.

This assessment was discussed with the Compensation Committee and its independent compensation consultant. The Committee and the consultant both agreed with the assessment.

42 Abbott Laboratories

SUMMARY COMPENSATION TABLE

The following table summarizes compensation awarded to, earned by, or paid to the named officers. The section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made" describes in greater detail the information reported in this table.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)		Option Awards ($)(5)		Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)

Miles D. White,	2015	$1,900,000	$6,247,971		$6,249,997		$3,300,000	$ 612,230	$1,091,506	$19,401,704
Chairman of the	2014	1,973,077	4,649,999		4,649,997		3,800,000	1,552,732	1,106,436	17,732,241
Board, Chief	2013	1,900,000	7,337,400	(4)	7,062,220	(4)(6)	3,150,000	336,153	1,079,895	20,865,668
Executive Officer
and Director
Thomas C. Freyman,	2015	975,100	1,899,369		1,899,996		1,019,000	110,563	163,625	6,067,653
Executive Vice	2014	1,012,604	1,281,024		1,281,048		1,200,000	2,369,141	164,011	7,307,828
President, Finance	2013	969,748	2,009,050	(4)	1,784,319	(4)(6)	912,000	49,516	157,121	5,881,754
and Administration(1)
Brian B. Yoor,	2015	437,884	841,779		833,069		427,500	131,926	40,493	2,712,651
Senior Vice President,
Finance and Chief
Financial Officer(1)
Brian J. Blaser,	2015	675,000	1,154,609		1,154,997		700,000	230,027	75,336	3,989,969
Executive Vice	2014	690,000	1,119,262		1,119,298		668,000	563,615	90,094	4,250,269
President, Diagnostic	2013	614,608	1,107,598	(4)	952,050	(4)	800,000	28,390	76,896	3,579,542
Products
John M. Capek,	2015	675,000	1,102,127		1,102,498		585,000	174,870	126,422	3,765,917
Executive Vice	2014	696,807	904,024		904,044		653,800	530,230	110,490	3,799,395
President, Ventures
Michael J. Warmuth,	2015	675,000	1,207,092		1,207,497		700,000	109,579	872,118	4,771,286
Executive Vice
President, Established
Pharmaceuticals

(1)
Effective June 1, 2015, Mr. Freyman was appointed Executive Vice President, Finance and Administration and Mr. Yoor was appointed Senior Vice President, Finance and Chief Financial Officer. Prior to assuming his current role, Mr. Freyman served as Executive Vice President, Finance and Chief Financial Officer. Mr. Yoor continues to report to Mr. Freyman in his new role.

(2)
In a typical year, such as 2015 and 2013, Abbott's U.S. salaried employees are paid on a bi-weekly 26 pay period schedule. 2014 included an extra pay period for Abbott's U.S. salaried employees, resulting in salaries approximately 3.8 percent higher than in a typical year having 26 pay periods.

(3)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines grant date fair value by multiplying the number of shares granted by the average of the high and low market prices of an Abbott common share on the award's date of grant.

(4)
When Abbott and AbbVie separated on January 1, 2013, all holders of outstanding Abbott equity awards received (except where prohibited by local law) an identical number of AbbVie equity awards to preserve the value of the initial Abbott awards. Because these AbbVie awards resulted from an anti-dilution adjustment pursuant to the terms of Abbott's Incentive Stock Programs meant to preserve the value of the existing Abbott awards, they have no impact on the amounts set forth in the table.

(5)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. These amounts were determined as of the option's grant date using a Black-Scholes stock option valuation model. These amounts are being reported solely for the purpose of comparative disclosure in accordance with the Securities and Exchange Commission's rules. There is no certainty that the amount determined using a Black-Scholes stock option valuation model would be the value at which employee stock options would be traded for cash. For options other than the replacement options, the assumptions are the same as those described in Note 9, entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplementary Data" in Abbott's 2015 Annual Report on
Abbott Laboratories 43

  Securities and Exchange Commission Form 10-K. For Abbott replacement options, the model used the following assumptions: expected volatility of 14%; dividend yield ranging between 1.6% and 1.7%; risk-free interest of 0.1%; and an option life equal to 60% of the option's remaining life. For AbbVie replacement options, the model used the following assumptions: expected volatility of 32.63%; dividend yield of 4.5%; risk-free interest of 0.1%; and an option life equal to 60% of the option's remaining life.

(6)
These amounts include the grant date fair values of $1,407,620 and $57,358 attributable to replacement stock options issued in 2013 to M. D. White and T. C. Freyman, respectively, with respect to original option grants made before 2005. No options with a replacement option feature remain outstanding. Prior to 2014, when the exercise price of an Abbott option with a replacement feature was paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option were paid) with Abbott common shares held by the named officer, an Abbott replacement option may have been granted for the number of shares used to make that payment. The closing price of an Abbott common share on the business day before the exercise was used to determine the number of shares required to exercise the related option and the exercise price of the replacement option. The replacement option was exercisable in full six months after the date of grant, and had a term expiring on the expiration date of the original option. Other terms and conditions of the replacement option award were the same in all material respects to those applicable to the original grant. AbbVie replacement options had substantially similar terms, except that AbbVie common stock was used to pay for the exercise price or withholding taxes.

(7)
This compensation is earned as a performance-based incentive bonus, pursuant to the 1998 Abbott Laboratories Performance Incentive Plan. Additional information regarding the Performance Incentive Plan can be found in the section of this proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made—Annual Cash Incentive Plan."

(8)
The plan amounts shown below are reported in this column.

For Messrs. White, Freyman, and Blaser, the amounts shown alongside the officer's name are for 2015, 2014, and 2013, respectively. For Mr. Capek, the amounts shown are for 2015 and 2014, respectively. For Messrs. Yoor and Warmuth, the amount shown is for 2015.

Abbott Laboratories Annuity Retirement Plan

M. D. White: $44,424 / $254,100 / $11,805; T. C. Freyman: $70,697 / $266,632 / $14,517; B. B. Yoor: ($2,330); B. J. Blaser: $10,350 / $65,871 / ($3,130); J. M. Capek: $14,887 / $62,858; and M. J. Warmuth: $1,750.

Abbott Laboratories Supplemental Pension Plan

M. D. White: ($332,475) / $770,577 / ($1,411,638); T. C. Freyman: ($1,055,904) / $2,020,109 / ($539,519); B. B. Yoor: $131,766; B. J. Blaser: $169,587 / $470,457 / $15,511; J. M. Capek: $83,137 / $400,130; and M. J. Warmuth: $268.

Non-Qualified Defined Contribution Plan Earnings

The totals in this column include reportable interest credited under the 1998 Abbott Laboratories Performance Incentive Plan, the Abbott Laboratories 401(k) Supplemental Plan, and the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under this plan).

M. D. White: $612,230 / $528,055 / $336,153; T. C. Freyman: $110,563 / $82,400 / $49,516; B. B. Yoor: $2,490; B. J. Blaser: $50,090 / $27,287 / $16,009; J. M. Capek: $76,846 / $67,242; and M. J. Warmuth: $107,561.

(9)
The amounts shown below are reported in this column.

For Messrs. White, Freyman, and Blaser, the amounts shown alongside the officer's name are for 2015, 2014, and 2013, respectively. For Mr. Capek, the amounts shown are for 2015 and 2014, respectively. For Messrs. Yoor and Warmuth, the amount shown is for 2015.

Earnings on Non-Qualified Defined Benefit and Non-Qualified Defined Contribution Plans (net of the reportable interest included in footnote 8).

M. D. White: $567,345 / $596,788 / $583,735; T. C. Freyman: $75,485 / $84,855 / $70,747; B. B. Yoor: $304; B. J. Blaser: $11,863 / $27,727 / $12,650; J. M. Capek: $74,372 / $56,940; and M. J. Warmuth: $62,146.

Each of the named officers' awards under the 1998 Abbott Laboratories Performance Incentive Plan is paid in cash to the officer on a current basis and may be deposited into a grantor trust established by the officer, net of maximum tax withholdings. Each of the named officers has also established grantor trusts in connection with the Abbott Laboratories Supplemental Pension Plan, the Abbott Laboratories 401(k) Supplemental Plan, and, other than Mr. Yoor, the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under the
44 Abbott Laboratories

  Management Incentive Plan). These amounts include the trusts' earnings (net of the reportable interest included in footnote 8).

Employer Contributions to Defined Contribution Plans

M. D. White: $95,000 / $98,654 / $95,000; T. C. Freyman: $48,755 / $50,630 / $48,488; B. B. Yoor: $21,894; B. J. Blaser: $33,750 / $34,500 / $30,730; J. M. Capek $33,750 / $34,840; and M. J. Warmuth: $33,750.

These amounts include employer contributions to both Abbott's tax-qualified defined contribution plan and the Abbott Laboratories 401(k) Supplemental Plan. The Abbott Laboratories 401(k) Supplemental Plan permits Abbott's officers to contribute amounts in excess of the limit set by the Internal Revenue Code for employee contributions to 401(k) plans up to the excess of (i) 18% of their base salary over (ii) the amount contributed to Abbott's tax-qualified 401(k) plan. Abbott matches participant contributions at the rate of 250% of the first 2% of compensation contributed to the plan. The named officers have these amounts paid to them in cash on a current basis and deposited into a grantor trust established by the officer, net of maximum tax withholdings.

Other Compensation

Messrs. White's and Freyman's non-business-related flights on corporate aircraft are covered by time-sharing lease agreements, pursuant to which they reimburse Abbott for certain costs associated with those flights in accordance with Federal Aviation Administration regulations. The following amounts are included in the totals in this column, which reflect Abbott's incremental cost less reimbursements for non-business-related flights: M. D. White: $216,811 / $217,954 / $218,280; and T. C. Freyman: $15,972 / $9,682 / $15,687.

Abbott determines the incremental cost for flights based on the direct cost to Abbott, including fuel costs, parking, handling and landing fees, catering, travel fees, and other miscellaneous direct costs.

For Mr. White, the following costs associated with security are included: $212,350 / $193,040 / $182,880. Abbott determines the cost for these expenses based on its actual costs. The security is provided on the recommendation of an independent security study.

Also included in the totals shown in the table is the cost of providing a corporate automobile less the amount reimbursed by the officer: T. C. Freyman: $18,916 / $15,395 / $12,199; B. B. Yoor: $18,295; B. J. Blaser: $22,236 / $27,867 / $27,016; J. M. Capek: $18,300 / $18,710; and M. J. Warmuth: $7,748. The amount paid to Mr. Warmuth was paid in Swiss francs and converted to U.S. dollars at the December 31, 2015 exchange rate of 1.0045 U.S. dollars to the Swiss Franc.

For Messrs. Freyman, Blaser, and Warmuth, the following costs associated with financial planning are included: T. C. Freyman: $4,497 / $3,449 / $10,000; B. J. Blaser: $7,487 / $0 / $6,500; and M. J. Warmuth: $10,000.

For Mr. Warmuth, this amount includes $167,659 for expatriate program benefits and $590,815 for tax equalization payments (to avoid double taxation in the United States and Switzerland) under Abbott's program for employees working on expatriate assignments. The tax equalization payments were in Swiss francs and converted to U.S. dollars at the December 31, 2015 exchange rate of 1.0045 U.S. dollars to the Swiss franc.

The named officers are also eligible to participate in an executive disability benefit described on page 58.
Abbott Laboratories 45

2015 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Option Awards: Numbers of Securities Underlying	Exercise or Base Price of Options	Closing Market Price on	Grant Date Fair Value of Stock and

Name	Grant Date	Approval Date	Target ($)	Maximum ($)	Target (#)(2)(3)	Options (#)	Awards ($/Sh.)	Grant Date	Option Awards

M. D. White	2/20/15	2/20/15			132,978				$6,247,971(5)
	2/20/15	2/20/15				937,031(4)	$47.00	$47.48	6,249,997(6)
T. C. Freyman	2/20/15	2/20/15			40,425				1,899,369(5)
	2/20/15	2/20/15				284,857(4)	47.00	47.48	1,899,996(6)
B. B. Yoor	2/20/15	2/20/15			5,851				274,909(5)
	6/01/15	5/04/15			11,596				566,870(5)
	2/20/15	2/20/15				41,229(4)	47.00	47.48	274,997(6)
	6/01/15	5/04/15				81,709(4)	48.90	48.94	558,072(6)
B. J. Blaser	2/20/15	2/20/15			24,574				1,154,609(5)
	2/20/15	2/20/15				173,163(4)	47.00	47.48	1,154,997(6)
J. M. Capek	2/20/15	2/20/15			23,457				1,102,127(5)
	2/20/15	2/20/15				165,292(4)	47.00	47.48	1,102,498(6)
M. J. Warmuth	2/20/15	2/20/15			25,691				1,207,092(5)
	2/20/15	2/20/15				181,034(4)	47.00	47.48	1,207,497(6)

(1)
During 2015, each of the named officers participated in the 1998 Abbott Laboratories Performance Incentive Plan, an annual, non-equity incentive plan. The annual cash incentive award earned by the named officer in 2015 under the plan is shown in the Summary Compensation Table under the column captioned, "Non-Equity Incentive Plan Compensation." No future payouts will be made under the plan's 2015 annual cash incentive award. The Performance Incentive Plan is described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made."

(2)
These are performance-based restricted stock awards that have a 5-year term and vest upon Abbott reaching a minimum return on equity target, with no more than one-third of the award vesting in any one year. In 2015, Abbott reached its minimum return on equity target and one-third of each of the awards made on February 20, 2015, vested on February 29, 2016. The equity targets are described in the section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made—Long-Term Incentive Plan (LTI)."

(3)
In the event of a grantee's death or disability, these awards are deemed fully earned. The treatment of these awards upon a change in control is described in the section of the proxy statement captioned, "Potential Payments Upon Termination or Change in Control—Equity Awards." Outstanding restricted shares receive dividends at the same rate as all other shareholders.

(4)
Options with respect to one-third of the shares covered by these awards are exercisable after one year; two-thirds after two years; and all after three years. The options vest in the event of the grantee's death or disability. The treatment of these awards upon a change in control is described in the section of the proxy statement captioned, "Potential Payments Upon Termination or Change in Control—Equity Awards." Under the Abbott Laboratories 2009 Incentive Stock Program, these options have an exercise price equal to the average of the high and low market prices (rounded-up to the next even penny) of an Abbott common share on the date of grant. These options do not contain a replacement option feature.

(5)
Abbott determines the grant date fair value of stock awards by multiplying the number of restricted shares granted by the average of the high and low market prices of a common share on the grant date.

(6)
These values were determined as of the option's grant date using a Black-Scholes stock option valuation model. The model uses the assumptions described in Note 9, entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplemental Data" in Abbott's 2015 Annual Report on Securities and Exchange Commission Form 10-K.
46 Abbott Laboratories

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by the named officers at year-end.

	Option Awards(1)(2)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

M. D. White								70,000	$3,143,700
								79,243	3,558,803
								132,978	5,972,042
	550,000			$25.2461	02/15/17
	530,000			26.6973	02/14/18
	325,000			26.0150	02/19/19
	295,000			26.1879	02/18/20
	294,700			22.3919	02/17/21
	302,500			27.0336	02/16/22
	653,333	326,667		34.9400	02/14/23
	242,567	485,132		39.1200	02/20/24
		937,031		47.0000	02/19/25

See footnotes on page 53.

Abbott Laboratories 47

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

	Option Awards(1)(2)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

T. C. Freyman								19,167	$ 860,790
								21,830	980,385
								40,425	1,815,487
	56,000			$25.2461	02/15/17
	127,500			26.6973	02/14/18
	108,200			26.0150	02/19/19
	87,100			26.1879	02/18/20
	86,300			22.3919	02/17/21
	107,300			27.0336	02/16/22
	199,533	99,767		34.9400	02/14/23
	66,826	133,651		39.1200	02/20/24
		284,857		47.0000	02/19/25

See footnotes on page 53.

48 Abbott Laboratories

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

	Option Awards(1)(2)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

B. B. Yoor								2,200	$ 98,802
								3,524	158,263
								5,851	262,768
								11,596	520,776
		11,400		$34.9400	02/14/23
	10,788	21,575		39.1200	02/20/24
		41,229		47.0000	02/19/25
		81,709		48.9000	05/31/25

See footnotes on page 53.

Abbott Laboratories 49

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

	Option Awards(1)(2)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

B. J. Blaser								10,567	$ 474,564
								19,074	856,613
								24,574	1,103,618
	3,233			$26.1879	02/18/20
	6,333			23.2280	05/16/20
	27,733			22.3919	02/17/21
	48,100			27.0336	02/16/22
	10,100			29.2920	05/31/22
	110,000	55,000		34.9400	02/14/23
	58,388	116,776		39.1200	02/20/24
		173,163		47.0000	02/19/25

See footnotes on page 53.

50 Abbott Laboratories

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

	Option Awards(1)(2)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

J. M. Capek								9,600	$ 431,136
								15,406	691,883
								23,457	1,053,454
	22,000			$24.3812	07/31/17
	93,400			26.6973	02/14/18
	64,900			26.0150	02/19/19
	46,900			26.1879	02/18/20
	50,100			22.3919	02/17/21
	52,300			27.0336	02/16/22
	99,733	49,867		34.9400	02/14/23
	47,160	94,318		39.1200	02/20/24
		165,292		47.0000	02/19/25

See footnotes on page 53.

Abbott Laboratories 51

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

	Option Awards(1)(2)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

M. J. Warmuth								9,600	$ 431,136
								11,738	527,154
								25,691	1,153,783
	26,800			$25.2461	02/15/17
	25,500			26.6973	02/14/18
	38,700			26.0150	02/19/19
	33,500			26.1879	02/18/20
	45,800			22.3919	02/17/21
	48,100			27.0336	02/16/22
	99,733	49,867		34.9400	02/14/23
	35,931	71,862		39.1200	02/20/24
		181,034		47.0000	02/19/25

See footnotes on page 53.

52 Abbott Laboratories

Footnotes to 2015 Outstanding Equity Awards At Fiscal Year-End table:

(1)
Except as noted, these options are fully vested.

(2)
The vesting dates of outstanding unexercisable stock options and unvested restricted stock awards at December 31, 2015 are as follows:

	Option Awards				Stock Awards(a)
Name	Number of Unexercised Shares Remaining from Original Grant	Number of Option Shares Vesting—Date Vested 2016	Number of Option Shares Vesting—Date Vested 2017	Number of Option Shares Vesting—Date Vested 2018	Number of Restricted Shares or Units	Number of Restricted Shares or Units Vesting— Date Vested 2016

M. D. White	326,667	326,667 - 2/15			70,000	(b)
	485,132	242,566 - 2/21	242,566 - 2/21		79,243	(c)
	937,031	312,344 - 2/20	312,343 - 2/20	312,344 - 2/20	132,978	(d)
T. C. Freyman	99,767	99,767 - 2/15			19,167	(b)
	133,651	66,825 - 2/21	66,826 - 2/21		21,830	(c)
	284,857	94,953 - 2/20	94,952 - 2/20	94,952 - 2/20	40,425	(d)
B. B. Yoor	11,400	11,400 - 2/15			2,200	(b)
	21,575	10,787 - 2/21	10,788 - 2/21		3,524	(c)
	41,229	13,743 - 2/20	13,743 - 2/20	13,743 - 2/20	5,851	(d)
	81,709	27,237 - 6/01	27,236 - 6/01	27,236 - 6/01	11,596	(e)
B. J. Blaser	55,000	55,000 - 2/15			10,567	(b)
	116,776	58,388 - 2/21	58,388 - 2/21		19,074	(c)
	173,163	57,721 - 2/20	57,721 - 2/20	57,721 - 2/20	24,574	(d)
J. M. Capek	49,867	49,867 - 2/15			9,600	(b)
	94,318	47,159 - 2/21	47,159 - 2/21		15,406	(c)
	165,292	55,098 - 2/20	55,097 - 2/20	55,097 - 2/20	23,457	(d)
M. J. Warmuth	49,867	49,867 - 2/15			9,600	(b)
	71,862	35,931 - 2/21	35,931 - 2/21		11,738	(c)
	181,034	60,345 - 2/20	60,344 - 2/20	60,345 - 2/20	25,691	(d)

(a)
The equity targets are described in the section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made—Long-Term Incentive Plan (LTI)."

(b)
These are the restricted shares that remained outstanding and unvested on December 31, 2015, from an award made on February 15, 2013. The award has a 5-year term with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum equity target, measured at the end of the relevant year. In 2015, Abbott reached its minimum return on equity target and these shares vested on February 29, 2016.

(c)
These are the restricted shares that remained outstanding and unvested on December 31, 2015, from an award made on February 21, 2014. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2015, Abbott reached its minimum return on equity target and one-half of these shares vested on February 29, 2016.

(d)
These are restricted shares that remained outstanding and unvested on December 31, 2015, from an award made on February 20, 2015. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2015, Abbott reached its minimum return on equity target and one-third of these shares vested on February 29, 2016.

(e)
These are restricted shares that remained outstanding and unvested on December 31, 2015, from an award made on June 1, 2015. This award has a five-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2015, Abbott reached its minimum return on equity target and one-third of these shares will vest on June 1, 2016.
Abbott Laboratories 53

2015 OPTION EXERCISES AND STOCK VESTED

The following table summarizes for each named officer the number of shares the officer acquired on the exercise of stock options and the number of shares the officer acquired on the vesting of stock awards in 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

M. D. White	438,000	$10,855,861	165,489	$7,878,931
T. C. Freyman			49,882	2,374,882
B. B. Yoor	11,400	127,400	5,135	242,694
B. J. Blaser			30,836	1,469,917
J. M. Capek	83,000	1,699,956	26,936	1,282,423
M. J. Warmuth			24,369	1,160,208

PENSION BENEFITS

During 2015, the named officers participated in two Abbott-sponsored defined benefit pension plans: the Abbott Laboratories Annuity Retirement Plan, a tax-qualified pension plan; and the Abbott Laboratories Supplemental Pension Plan, a non-qualified supplemental pension plan. The Supplemental Pension Plan also includes a benefit feature Abbott uses to attract officers who are at the mid-point of their careers. This feature provides an additional benefit to officers who are mid-career hires that is less valuable to officers who have spent most of their careers at Abbott. Except as provided in Abbott's change in control agreements, Abbott does not have a policy granting extra years of credited service under the plans. These change in control agreements are described on pages 58 and 59.

The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table on page 43.

ANNUITY RETIREMENT PLAN

The Annuity Retirement Plan covers most employees in the United States, age 21 or older, and provides participants with a life annuity benefit at normal retirement equal to A plus the greater of B or C below.

A.
1.10% of 5-year final average earnings multiplied by years of benefit service after 2003.

B.
1.65% of 5-year final average earnings multiplied by years of benefit service prior to 2004 (up to 20); plus 1.50% of 5-year final average earnings multiplied by years of benefit service prior to 2004 in excess of 20 (but no more than 15 additional years); less 0.50% of the lesser of 3-year final average earnings (but not more than the social security wage base in any year) or the social security covered compensation level multiplied by years of benefit service.

C.
1.10% of 5-year final average earnings multiplied by years of benefit service prior to 2004.

The benefit for service prior to 2004 (B or C above) is reduced for the cost of preretirement surviving spouse benefit protection. The reduction is calculated using formulas based on age and employment status during the period in which coverage was in effect.

Final average earnings are the average of the employee's 60 highest-paid consecutive calendar months of compensation (salary and non-equity incentive plan compensation). The Annuity Retirement Plan covers earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17) and provides for a maximum of 35 years of benefit service.

Participants become fully vested in their pension benefit upon the completion of five years of service. The benefit is payable on an unreduced basis at age 65. Employees hired after 2003 who terminate prior to age 55 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55. Employees hired prior to 2004 who terminate prior to age 50 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 50. Employees hired prior to 2004 who terminate prior to age 50 with less than 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55.

54 Abbott Laboratories

The Annuity Retirement Plan offers several optional forms of payment, including certain and life annuities, joint and survivor annuities, and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Employees who retire from Abbott prior to their normal retirement age may receive subsidized early retirement benefits. Employees hired after 2003 are eligible for early retirement at age 55 with 10 years of service. Employees hired prior to 2004 are eligible for early retirement at age 50 with 10 years of service or age 55 if the employee's age plus years of benefit service total 70 or more. Messrs. White, Freyman, and Warmuth are eligible for early retirement benefits under the plan.

The subsidized early retirement reductions applied to the benefit payable for service after 2003 (A above) depend upon the participant's age at retirement. If the participant retires after reaching age 55, the benefit is reduced 5 percent per year for each year that payments are made before age 62. If the participant retires after reaching age 50 but prior to reaching age 55, the benefit is actuarially reduced from age 65.

The early retirement reductions applied to the benefit payable for service prior to 2004 (B and C above) depend upon age and service at retirement:

  •
  In general, the 5-year final average earnings portions of the benefit are reduced 3 percent per year for each year that payments are made before age 62 and the 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62.

  •
  Employees who participated in the plan before age 36 may elect "Special Retirement" on the last day of any month after reaching age 55 with age plus Seniority Service points of at least 94 or "Early Special Retirement" on the last day of any month after reaching age 55, provided their age plus Seniority Service points would reach at least 94 before age 65. Seniority Service includes periods of employment prior to attaining the minimum age required to participate in the plan. If Special Retirement or Early Special Retirement applies, Seniority Service is used in place of benefit service in the formulas. The 5-year final average earnings portions of the benefit in B above are reduced 1 2/3 percent for each year between ages 59 and 62 plus 2 1/2 percent for each year between ages 55 and 59. The 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62. Benefit C is payable on an unreduced basis at Special Retirement and is reduced 3 percent per year for each year that payments are made before age 62, if Early Special Retirement applies.

SUPPLEMENTAL PENSION PLAN

With the following exceptions, the provisions of the Supplemental Pension Plan are substantially the same as those of the Annuity Retirement Plan:

  •
  Officers' 5-year final average earnings are calculated using the average of the 5 highest years of base earnings and the 5 highest years of payments under Abbott's non-equity incentive plans.

  •
  The Annuity Retirement Plan does not include amounts deferred or payments received under the Abbott Laboratories Deferred Compensation Plan in its calculation of a participant's final average earnings. To preserve the pension benefits of Deferred Compensation Plan participants, the Supplemental Pension Plan includes amounts deferred by a participant under the Deferred Compensation Plan in its calculation of final average earnings. Beginning in the year following their election as an officer, Abbott officers are no longer eligible to defer compensation under the Deferred Compensation Plan.

  •
  In addition to the benefits outlined above for the Annuity Retirement Plan, officers are eligible for a benefit equal to 0.6% of 5-year final average earnings for each year of service for each of the first 20 years of service occurring after the participant attains age 35. The benefit is further limited by the maximum percentage allowed under the Annuity Retirement Plan under that plan's benefit formulas (A, B, and C above). The portion of this additional officer benefit attributable to service prior to 2004 is reduced 3 percent per year for each year that payments are made before the plan's unreduced retirement age. The portion attributable to service after 2003 is reduced 5 percent per year for each year that payments are made before the plan's unreduced retirement age if the participant is at least age 55 at early retirement. If the participant is under age 55 at retirement, the portion attributable to service after 2003 is actuarially reduced from age 65.

  •
  The Supplemental Pension Plan provides early retirement benefits similar to those provided under the Annuity Retirement Plan. The benefits provided to Abbott's officers under the Supplemental Pension Plan are reduced from the plan's unreduced retirement age, unless the benefit is being actuarially reduced from age 65. Messrs. White, Freyman, and Warmuth are eligible for early retirement benefits under the plan.
Abbott Laboratories 55

  •
  Vested plan benefits accrued under the Supplemental Pension Plan may be funded through a grantor trust established by the officer. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, those officers who were elected prior to 2009 may have the entire amount of their vested plan benefits funded through a grantor trust. Officers elected after 2008 may only have the vested plan benefits that accrue following the calendar year in which the officer is first elected funded through a grantor trust. Vested plan benefits accrued through December 31, 2008, to the extent not previously funded, were distributed to the participants' individual trusts and included in the participants' income.

Benefits payable under the Supplemental Pension Plan are offset by the benefits payable from the Annuity Retirement Plan, calculated as if benefits under the plans commenced at the same time. The amounts paid to an officer's Supplemental Pension Plan grantor trust to fund plan benefits are actuarially determined. The plan is designed to result in Abbott paying the officer's Supplemental Pension Plan benefits to the extent assets held in the officer's trust are insufficient.

2015 PENSION BENEFITS

Name	Plan Name	Number Of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

M. D. White	Abbott Laboratories Annuity Retirement Plan	31	$ 1,289,476	$ 0
	Abbott Laboratories Supplemental Pension Plan	31	34,710,087	1,956,667	(2)
T. C. Freyman	Abbott Laboratories Annuity Retirement Plan	36	1,558,589	0
	Abbott Laboratories Supplemental Pension Plan	36	13,323,763	729,330	(2)
B. B. Yoor	Abbott Laboratories Annuity Retirement Plan	17	278,258	0
	Abbott Laboratories Supplemental Pension Plan	17	619,173	37,549	(2)
B. J. Blaser	Abbott Laboratories Annuity Retirement Plan	11	205,181	0
	Abbott Laboratories Supplemental Pension Plan	11	1,355,443	176,064	(2)
J. M. Capek	Abbott Laboratories Annuity Retirement Plan	10	202,692	0
	Abbott Laboratories Supplemental Pension Plan	10	1,261,236	134,620	(2)
M. J. Warmuth	Abbott Laboratories Annuity Retirement Plan	30	766,208	0
	Abbott Laboratories Supplemental Pension Plan	30	4,285,274	344,962	(2)

(1)
Abbott calculates these present values using: (i) a 4.86% discount rate, the same discount rate it uses for Financial Accounting Standards Board ASC Topic 715 calculations for financial reporting purposes; and (ii) each plan's unreduced retirement age. The present values shown in the table reflect post-retirement mortality, based on the Financial Accounting Standards Board ASC Topic 715 assumption (the RP2006 Combined Healthy table), but do not include a factor for pre-retirement termination, mortality, or disability.

(2)
Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, vested Supplemental Pension Plan benefits, to the extent not previously funded, were distributed to the participants' individual grantor trusts and included in the participants' income. Amounts held in the officer's individual trust are expected to offset Abbott's obligations to the officer under the plan. During 2015, the amounts shown, less applicable tax withholdings, were deposited in such individual trusts established by the named officers. Grantor trusts are described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis—Benefits and Perquisites."
56 Abbott Laboratories

2015 NONQUALIFIED DEFERRED COMPENSATION

The following table summarizes B. J. Blaser's non-qualified deferred compensation under the Abbott Laboratories Deferred Compensation Plan. Neither Mr. Blaser nor Abbott has contributed to the plan since Mr. Blaser became an Abbott officer. None of Abbott's other named officers have any non-qualified deferred compensation.

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)(4)

B. J. Blaser(1)	Deferred Compensation Plan(2)	0	0	($1,711)	$0	$62,988

(1)
Mr. Blaser's contributions to the Deferred Compensation Plan ceased after he became an Abbott officer.

(2)
The plan permits participants to defer up to 75 percent of their base salary and up to 100 percent of their annual cash incentives and credits a participant's account with an amount equal to the employer matching contributions that otherwise would have been made for the participant under Abbott's tax-qualified defined contribution plan. Participants may direct the investment of their deferral accounts into one or more of several funds chosen by the administrator, and the deferral and the deferral account are credited with investment returns based on the performance of the fund(s) selected. During 2015, the weighted average rate of return credited to Mr. Blaser's account was (2.6) percent.

The plan provides for cash distributions in either a lump sum or installments after separation from service and permits in-service withdrawals in accordance with specific procedures. Participants make distribution elections each year that apply to the deferrals to be made in the following calendar year, in accordance with the requirements of Internal Revenue Code Section 409A. Participants may request withdrawals due to financial hardship; if a hardship withdrawal is approved, it is limited to the amount needed to address the hardship.

(3)
The amounts reported in this column are not included in the Summary Compensation Table of this proxy statement.

(4)
The amounts reported in this column have not been previously reported as compensation in the Summary Compensation Table because they relate to contributions made before Mr. Blaser became a named officer.
Abbott Laboratories 57

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION—GENERALLY

Abbott does not have employment agreements with its named officers.

The following summarizes the payments that the named officers would have received if their employment had terminated on December 31, 2015. Earnings would have continued to be paid to the named officer's Performance Incentive Plan, Management Incentive Plan, and Supplemental 401(k) Plan grantor trusts, until the trust assets were fully distributed. The amount of these payments would depend on the period over which the trusts' assets were distributed and the trusts' earnings. If the trusts' assets were distributed over a ten-year period and based on current earnings, the named officers would receive the following average annual payments over such ten-year period:

  •
  M. D. White, $1,043,664

  •
  T. C. Freyman, $187,813

  •
  B. B. Yoor, $5,294

  •
  B. J. Blaser, $103,755

  •
  J. M. Capek, $117,891

  •
  M. J. Warmuth, $191,006

In addition, the following one-time deposits would have been made under the Abbott Laboratories Supplemental Pension Plan for the following named officers:

  •
  B. B. Yoor, $99,812

  •
  B. J. Blaser, $86,239

  •
  J. M. Capek, $21,484

  •
  M. J. Warmuth, $549,063

If the termination of employment was due to disability, then the following named officers also would have received, in addition to Abbott's standard disability benefits, a monthly long-term disability benefit in the amount of:

  •
  M. D. White, $165,000

  •
  T. C. Freyman, $50,950

  •
  B. B. Yoor, $21,375

  •
  B. J. Blaser, $35,000

  •
  J. M. Capek, $29,250

  •
  M. J. Warmuth, $35,000

This long-term disability benefit would continue for up to 24 months following termination of employment. It ends if the officer retires, recovers, dies, or ceases to meet eligibility criteria.

In addition, if the named officer's employment had terminated due to death or disability, the officer's unvested stock options and restricted shares would have vested on December 31, 2015 with values as set forth below in the section captioned, "Equity Awards."

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Mr. White does not have a change in control agreement with Abbott.

Abbott has change in control arrangements with other key members of its management team, in the form of change in control agreements for Abbott officers and a change in control plan for certain other management personnel. The agreements with Messrs. Freyman, Yoor, Blaser, Capek, and Warmuth are described below.

Each change in control agreement continues in effect until December 31, 2016, and can be renewed for successive two-year terms upon notice prior to the expiration date. If notice of non-renewal is given, the agreement will expire on the later of the scheduled expiration date and the one-year anniversary of the date of such notice. If no notice is given, the agreement will expire on the one-year anniversary of the scheduled expiration date. Each agreement also

58 Abbott Laboratories

automatically extends for two years following any change in control (see below) that occurs while the agreement is in effect.

The agreements provide that if the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason (see below) within two years following a change in control of Abbott, the officer is entitled to receive a lump sum payment equal to three times the officer's annual salary and annual incentive ("bonus") award (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years, or in the case of the unpaid bonus for any completed performance period, the actual bonus earned). If the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason during a potential change in control (see below), the officer is entitled to receive a lump sum payment of the annual salary and bonus payments described above, except that the amount of the bonus to which the officer is entitled will be based on the actual achievement of the applicable performance goals. If the potential change in control becomes a "change in control event" (within the meaning of Section 409A of the Internal Revenue Code), the officer will be entitled to receive the difference between the bonus amounts the officer received upon termination during the potential change in control and the bonus amounts that would have been received had such amounts instead been based on the higher of the officer's target bonus or the average bonus paid to the officer in the preceding three years. Bonus payments include payments made under the Performance Incentive Plan. The officer will also receive up to three years of additional employee benefits (including welfare benefits, outplacement services and tax and financial counseling, and the value of three more years of pension accruals).

If change in control-related payments and benefits become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, payments under the agreement will be reduced to prevent application of the excise tax if such a reduction would leave the executive in a better after-tax position than if the payments were not reduced and the tax applied. The agreements also limit the conduct for which awards under Abbott's incentive stock programs can be terminated and generally permit options to remain exercisable for the remainder of their term.

For purposes of the agreements, the term "change in control" includes the following events: any person becoming the beneficial owner of Abbott securities representing twenty percent or more of the outstanding voting power (not including an acquisition directly from Abbott and its affiliates); a change in the majority of the members of the Board of Directors whose appointment was approved by a vote of at least two-thirds of the incumbent directors; and the consummation of certain mergers or similar corporate transactions involving Abbott. A "potential change in control" under the agreements includes, among other things, Abbott's entry into an agreement that would result in a change in control. Finally, the term "good reason" includes: a significant adverse change in the executive's position, duties, or authority; Abbott's failure to pay the executive's compensation or a reduction in the executive's base pay or benefits; or the relocation of Abbott's principal executive offices to a location that is more than thirty-five miles from the location of the offices at the time of the change in control.

If a change in control had occurred on December 31, 2015 immediately followed by one of the covered circumstances described above, Messrs. Freyman, Yoor, Blaser, Capek, and Warmuth would have been entitled to receive the following payments and benefits under the change in control agreements:

Name	Cash termination payments	Additional Supplemental Pension Plan benefits	Welfare and fringe benefits

T. C. Freyman	$7,326,300	$65,017	$61,948
B. B. Yoor	3,277,500	250,116	61,008
B. J. Blaser	4,851,250	309,862	44,671
J. M. Capek	4,736,250	85,780	61,268
M. J. Warmuth	4,851,250	2,074,581	48,829

Abbott Laboratories 59

EQUITY AWARDS

Under Abbott Laboratories' Incentive Stock Programs, upon a change in control, the surviving company may assume, convert, or replace awards to executive officers on an equivalent basis. If the surviving company does not do so, then the awards vest. If the surviving company does assume, convert, or replace the awards on an equivalent basis, then the awards vest if the officer's employment is terminated without cause or the officer resigns for good reason during the period six months prior to and through two years after a change in control. The term "good reason" has the same definition as in the change of control agreements.

If a change in control had occurred on December 31, 2015, and the surviving company did not assume, convert, or replace the awards, then Messrs. White, Freyman, Yoor, Blaser, Capek, and Warmuth would have vested in the following options, restricted shares, and restricted stock units:

	Unvested Stock Options		Restricted Shares/Units
Name	Number of Option Shares	Value of Option Shares	Number of Restricted Shares/Units	Value of Restricted Shares/Units

M. D. White	1,748,830	$6,065,784	282,221	$12,674,545
T. C. Freyman	518,275	1,768,516	81,422	3,656,662
B. B. Yoor	155,913	238,577	23,171	1,040,609
B. J. Blaser	344,939	1,224,483	54,215	2,434,795
J. M. Capek	309,477	1,043,275	48,463	2,176,473
M. J. Warmuth	302,763	913,255	47,029	2,112,073

The value of stock options shown is based on the excess of the closing price of a common share on December 31, 2015 over the exercise price of such options, multiplied by the number of unvested stock options held by the named officer. The value of restricted shares shown is determined by multiplying the number of restricted shares that would vest as of December 31, 2015 and the closing price of a common share on December 31, 2015.

60 Abbott Laboratories

RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS
(ITEM 2 ON PROXY CARD)

Abbott's By-Laws provide that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. In October 2015, the Audit Committee appointed Ernst & Young LLP to act as auditors for 2016. Ernst & Young LLP has served as Abbott's auditors since 2014.

Although the Audit Committee has sole authority to appoint auditors, it would like to know the opinion of the shareholders regarding its appointment of Ernst & Young LLP as auditors for 2016. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Ernst & Young LLP as auditors for 2016, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain Ernst & Young LLP.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as auditors for 2016.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

AUDIT FEES AND NON-AUDIT FEES

The following table presents fees for professional audit services by Ernst & Young LLP for the audit of Abbott's annual financial statements for the years ended December 31, 2015 and December 31, 2014 and fees billed for other services rendered by Ernst & Young during these periods.

	2015	2014

Audit fees:(1)	$13,329,000	$12,567,000
Audit related fees:(2)	936,000	435,000
Tax fees:(3)	3,005,000	4,480,920
All other fees:(4)	0	7,000

Total	$17,270,000	$17,489,920

(1)
Audit fees included amounts billed or to be billed for professional services rendered for the audit of Abbott's annual financial statements, the review of Abbott's financial statements included in Abbott's quarterly reports, and the audits of Abbott's internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the Securities and Exchange Commission, and certain accounting consultations in connection with the audits.

(2)
Audit related fees include: accounting consultations and audits in connection with proposed acquisitions and divestitures, and audits of certain employee benefit plans' financial statements.

(3)
Tax fees consist principally of professional services rendered for tax compliance and tax planning and advice including assistance with tax audits and appeals, and tax advice related to mergers and acquisitions.

(4)
All other fees in 2014 include regulatory and technical education.
Abbott Laboratories 61

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT AUDITOR

The Audit Committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the independent auditor and its related affiliates.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for Abbott's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee reviews these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2015 Annual Report on Form 10-K with Abbott's management and its independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence. The Audit Committee has also considered whether the provision of the services described on page 61 under the caption "Audit Fees and Non-Audit Fees" is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Abbott's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

Audit Committee

R. S. Austin, Chair
E. M. Liddy
N. McKinstry
S. C. Scott III
G. F. Tilton

62 Abbott Laboratories

SAY ON PAY—AN ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION (ITEM 3 ON PROXY CARD)

Shareholders are being asked to approve the compensation of Abbott's named officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis, the compensation tables, and related material included in this proxy statement.

As noted in our proxy summary, 2015 was another strong year of financial results and returns. Operational sales, which excludes the impact of foreign exchange, increased 9.1% and adjusted diluted earnings per share (EPS), excluding specified items, increased 8.6% vs. 2014, notably outpacing our peer group averages. Abbott also continued to deliver strong total shareholder return (TSR) relative to its peer group with 5-year performance ranked at the 83rd percentile.

See Annex I for a reconciliation of GAAP and non-GAAP financial measures.

Abbott delivered that 83rd percentile performance during the period 2011-2015 by producing a 123% cumulative return to our shareholders. During that same period, our CEO's compensation declined by nearly 20% as a result of aligning our pay practices to the new peer group that was selected following the separation with AbbVie on January 1, 2013.

* Cumulative TSR of investment initiated at beginning of performance period.

Source Thomson Reuters. Thomson Reuters applied an adjustment factor to adjust Abbott historical share prices prior to and up through December 31, 2012 to account for the AbbVie separation, which was effective on January 1, 2013. To accurately reflect the TSR created by Abbott since the AbbVie separation, Abbott uses the daily dividend reinvestment methodology to calculate TSR. Other financial data providers may use different methodologies to adjust for the AbbVie separation, which may produce different results.

Abbott Laboratories 63

Over the past several years, we described in our proxy statement the many changes we made to our executive compensation program following the separation with AbbVie, including:

  •
  Selected a new peer group that reflects the globally diverse and consumer-facing aspects of Abbott

  •
  Increased executive share ownership guidelines

  •
  Granted LTI awards based on broader view of long-term performance

  •
  Added a share retention requirement which applies until share ownership guidelines are met

  •
  Eliminated single-trigger vesting of equity in the event of a change in control

  •
  Eliminated tax gross-ups in our executive officer pay program

  •
  Reduced CEO annual incentive target from 200% to 160% to align with the practices of the new peer group

  •
  Retained an independent Compensation Committee consultant who performs no other work for Abbott

We received positive feedback on these changes from our shareholders during our extensive shareholder outreach, in particular regarding the changes to our peer group. Our Say-on-Pay Vote in 2015 resulted in 96% of shareholders voting "FOR" our executive compensation program.

During 2015 and 2016, we made additional changes to our executive compensation program based on feedback from our shareholders, including:

  •
  Increased the ROE target for vesting of performance shares granted in 2015 and again in 2016

  •
  Implemented a hedging policy and a pledging policy

  •
  Increased director share ownership guidelines

  •
  Revised annual cash incentive plan goals and scoring methodology

  •
  Revised long-term incentive measures to reflect sustained performance over a three-year period

  •
  Increased disclosure related to payouts for annual and long-term incentives

  •
  Implemented a strengthened recoupment policy

The Compensation Committee, with the counsel of its independent consultant, concluded that the compensation reported herein was earned and appropriate. The specific details of the executive compensation program and compensation paid to the named executive officers are described on pages 27 through 41 of this proxy statement.

While this vote is advisory and non-binding, the Board of Directors and Compensation Committee value the opinion of the shareholders and will review the voting results and take into account the results and our ongoing dialogue with shareholders when future compensation decisions are made.

Accordingly, the Board of Directors recommends that you vote FOR the approval of the named officers' compensation.

64 Abbott Laboratories

APPROVAL PROCESS FOR RELATED PERSON TRANSACTIONS

It is Abbott's policy that the Nominations and Governance Committee review, approve, or ratify any transaction in which Abbott participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions requiring review by the Nominations and Governance Committee pursuant to this policy are identified in:

  •
  questionnaires annually distributed to Abbott's directors and officers;

  •
  certifications submitted annually by Abbott officers related to their compliance with Abbott's Code of Business Conduct; or

  •
  communications made directly by the related person to the Chief Financial Officer or General Counsel.

In determining whether to approve or ratify a related person transaction, the Nominations and Governance Committee will consider the following items, among others:

  •
  the related person's relationship to Abbott and interest in the transaction;

  •
  the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

  •
  the benefits to Abbott of the transaction;

  •
  if applicable, the availability of other sources of comparable products or services;

  •
  an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

  •
  whether a transaction has the potential to impair director independence; and

  •
  whether the transaction constitutes a conflict of interest.

This process is included in the Nominations and Governance Committee's written charter, which is available in the corporate governance section of Abbott's investor relations website (www.abbottinvestor.com). The spouse of one of our executive officers, Jaime Contreras, is employed by Abbott. During 2015, her total compensation exceeded the foregoing threshold.

Abbott Laboratories 65

ADDITIONAL INFORMATION

INFORMATION CONCERNING SECURITY OWNERSHIP

The table below reports the number of common shares beneficially owned as of December 31, 2015 by BlackRock, Inc. and The Vanguard Group (directly or through their subsidiaries), the only persons known to Abbott to own beneficially more than 5% of Abbott's outstanding common shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	97,405,983	6.5%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	93,708,108	6.28%

(1)
The information shown was provided by BlackRock, Inc. in a Schedule 13G it filed with the Securities and Exchange Commission on February 10, 2016, indicating its beneficial ownership as of December 31, 2015 of 97,405,983 common shares. BlackRock reported that it has sole voting power over 84,361,441 of these shares and sole dispositive power over all of these shares.

(2)
The information shown was provided by The Vanguard Group in a Schedule 13G it filed with the Securities and Exchange Commission on February 10, 2016, indicating its beneficial ownership as of December 31, 2015 of 93,708,108 common shares. Vanguard reported that it has sole voting power over 2,765,086 of these shares and sole dispositive power over 90,776,933 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Abbott believes that during 2015 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

OTHER MATTERS

In accordance with Abbott's articles of incorporation, Abbott has indemnified and/or advanced defense costs on behalf of certain directors and/or officers, as follows:

In 2014, shareholder derivative actions were filed in the Court of Chancery for the State of Delaware against AbbVie (but not Abbott) and certain current and former Abbott directors and officers alleging breaches of fiduciary responsibilities in connection with certain provisions of the agreement for the separation of Abbott and AbbVie. Plaintiffs sought damages, reimbursement of legal fees and costs, and various other forms of relief. Abbott advanced defense costs on behalf of the directors and officers named in these lawsuits. As of 2015, these matters were concluded. Abbott indemnified and advanced defense costs on behalf of the current and former directors and officers named in these lawsuits. Abbott has advanced defense costs on behalf of a former officer in connection with the AMO transaction.

66 Abbott Laboratories

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING PROXY STATEMENT

Shareholder proposals for presentation at the 2017 Annual Meeting must be received by Abbott no later than November 18, 2016 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2017 meeting.

PROCEDURE FOR RECOMMENDATION AND NOMINATION OF DIRECTORS AND TRANSACTION OF BUSINESS AT ANNUAL MEETING

Proxy Access:    A shareholder, or a group of up to 20 shareholders, owning continuously for at least three years Abbott common shares representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and have included in Abbott's proxy materials director nominees constituting up to 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements in Abbott's By-Laws.

Nominating shareholders are permitted to include in Abbott's proxy statement a 500-word statement in support of their nominee(s). Abbott may omit any information or statement that it, in good faith, believes is materially false or misleading, omits to state a material fact, or would violate any applicable law or regulation.

Other Nominations of Directors or Proposals to Transact Business:    A shareholder may also recommend persons as potential nominees for director by submitting the names of such persons in writing to the Chairman of the Nominations and Governance Committee or the Secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees.

A shareholder entitled to vote for the election of directors at an Annual Meeting and who is a shareholder of record on:

  •
  the record date for that Annual Meeting,

  •
  the date the shareholder provides timely notice to Abbott, and

  •
  the date of the Annual Meeting

may directly nominate persons for director, or make proposals of other business to be brought before the Annual Meeting, by providing proper timely written notice to the Secretary of Abbott.

Other Nominations of Directors or Proposals to Transact Business:    The notice submitted by a shareholder must include certain information required by Article II of Abbott's By-Laws, including information about the shareholder, any beneficial owner on whose behalf the nomination or proposal is being made, their respective affiliates or associates or others acting in concert with them, and any proposed director nominee.

For each matter the shareholder proposes to bring before the Annual Meeting, the notice must also include a brief description of the business to be discussed, the reasons for conducting such business at the Annual Meeting, any material interest of the shareholder in such business and certain other information specified in the By-Laws. In addition, in the case of a director nomination, including through proxy access, the notice must include a completed and signed questionnaire, representation and agreement of the nominee addressing matters specified in the By-Laws.

To be timely, written notice either to directly nominate persons for director, including through proxy access, or to bring business properly before the Annual Meeting must be received at Abbott's principal executive offices not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding Annual Meeting. If the Annual Meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or made public in a press release or in a filing with the Securities and Exchange Commission, whichever occurs first. To be timely for the 2017 Annual Meeting, this written notice must be received by Abbott no later than January 29, 2017.

In addition, the notice must be updated and supplemented, if necessary, so that the information provided or required to be provided is true and correct as of the record date for the Annual Meeting and as of the date that is ten business days prior to the meeting. Any such update or supplement must be delivered to the Secretary of Abbott at Abbott's principal executive offices not more than five business days after the record date for the Annual Meeting, and not less than eight business days before the date of the Annual Meeting in the case of any update or supplement required to be made as of ten business days prior to the Annual Meeting.

Abbott Laboratories 67

GENERAL

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form. Reservation forms must be received before April 22, 2016. An admission card admits only one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the Board of Directors.

HUBERT L. ALLEN
 Secretary

68 Abbott Laboratories

EXHIBIT A

DIRECTOR INDEPENDENCE STANDARD

No director qualifies as "independent" unless the board affirmatively determines that the director has no material relationship with Abbott or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Abbott or any of its subsidiaries). In making this determination, the board shall consider all relevant facts and circumstances, including the following standards:

  •
  A director is not independent if the director is, or has been within the last three years, an employee of Abbott or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Abbott or its subsidiaries.

  •
  A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Abbott or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer).

  •
  A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is Abbott's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Abbott's or its subsidiaries' audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Abbott's or its subsidiaries' audit within that time.

  •
  A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of Abbott or its subsidiaries at the same time serves or served on that company's compensation committee.

  •
  A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Abbott or its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  •
  A director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from Abbott and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.
Abbott Laboratories Exhibit A-1

ANNEX I

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION

Abbott uses various non-GAAP financial measures to adjust for factors that are unusual or unpredictable, such as cost reduction initiatives, restructuring programs, integration activities and other business acquisition-related costs, separation activities, and favorable adjustments to tax expense as a result of the resolution of tax positions from a previous year. These non-GAAP financial measures also exclude intangible amortization expense to provide greater visibility on the results of operations excluding these costs, similar to how Abbott's management internally assesses performance.

Abbott's management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Abbott's results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Abbott's management also uses these non-GAAP financial measures internally to monitor performance. Abbott, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information From Continuing Operations
Fiscal Year Ended December 31, 2015 and 2014
(in millions, except per share data)
(unaudited)

	2015
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$601	$(601)	—
Gross Margin	11,057	755	$11,812	57.9%
R&D	1,405	(85)	1,320	6.5%
SG&A	6,785	(272)	6,513	31.9%
Other (Income) Expense, Net	(281)	288	7
Earnings from Continuing Operations before taxes	3,183	824	4,007
Taxes on Earnings from Continuing Operations	577	172	749
Net Earnings from Continuing Operations	2,606	652	3,258
Diluted Earnings per Share from Continuing Operations	$1.72	$0.43	$2.15

Specified items reflect intangible amortization expense of $601 million and other expenses of $510 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a gain on the sale of a portion of Abbott's position in Mylan N.V. stock of $207 million and a decrease in the fair value of contingent consideration related to a business acquisition.

The calculations of Adjusted Return on Assets and Adjusted Return on Equity reflect Adjusted Net Earnings from Continuing Operations. The calculation of Adjusted Return on Equity also excludes the impact of foreign exchange on equity relative to the goal target.

Annex I-1 Abbott Laboratories

	2014
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$555	$(555)	—
Gross Margin	10,474	721	$11,195	55.3%
R&D	1,345	(72)	1,273	6.3%
SG&A	6,530	(367)	6,163	30.4%
Net loss on extinguishment of debt	18	(18)	—
Other (Income) Expense, Net	14	(9)	5
Earnings from Continuing Operations before taxes	2,518	1,187	3,705
Taxes on Earnings from Continuing Operations	797	(130)	667
Net Earnings from Continuing Operations	1,721	1,317	3,038
Diluted Earnings per Share from Continuing Operations	$1.12	$0.86	$1.98

Specified items reflect intangible amortization expense of $555 million and other expenses of $632 million, primarily associated with cost reduction initiatives and deal and other expenses related to acquisitions, as well as tax expense of $440 million associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by favorability as a result of the resolution of various tax positions and adjustment of tax uncertainties from prior years.

Abbott Laboratories Annex I-2

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT

MEETING DATE
APRIL 29, 2016

YOUR VOTE IS IMPORTANT Please sign and promptly return your proxy in the enclosed envelope or vote your shares by telephone or using the Internet.

If you plan to attend the meeting, please complete and return the Reservation Form directly to Abbott Laboratories, Annual Meeting Ticket Requests, D-0383 AP6D, 100 Abbott Park Road, Abbott Park, Illinois 60064-6048. Due to space limitations, Reservation Forms must be received before April 22, 2016. An admission card, along with a form of photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

To avoid a delay in the receipt of your admission card, do not return this form with your proxy card or mail it in the enclosed business envelope.

NNNNNNNNNNNN . + NNNNNN C 1234567890 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Important Notice Regarding the Availability of Proxy Materials for the Abbott Laboratories Annual Meeting of Shareholders to be Held on April 29, 2016 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.investorvote.com/abt : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/abt. Step 2: Click the icon on the right to view the current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of these documents, you must request one. There is no charge to you for this request. Please make your request as instructed on the reverse side of this Notice on or before April 19, 2016 to facilitate timely delivery. + C O Y 029LGC NNNNNNNNN Annual Meeting Notice 1234 5678 9012 345 IMPORTANT ANNUAL MEETING INFORMATION

. Abbott Laboratories Annual Meeting of Shareholders will be held at 9:00 a.m. Central Time on April 29, 2016 at the corporation’s headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Items to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Items 1, 2 and 3. 1. Election of 11 Directors: (01) R.J. Alpern, (02) R.S. Austin, (03) S.E. Blount, (04) W.J. Farrell, (05) E.M. Liddy, (06) N. McKinstry, (07) P.N. Novakovic, (08) W.A. Osborn, (09) S.C. Scott III, (10) G.F. Tilton, and (11) M.D. White. Ratification of Ernst & Young LLP as auditors 2. 3. Say on Pay – An Advisory Vote to Approve Executive Compensation PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you plan to attend the Annual Meeting of Shareholders, please complete and return the reservation form on the back cover of the proxy statement, which can be found online at www.investorvote.com/abt. Directions to the Abbott Laboratories 2016 Annual Meeting of Shareholders are available in the proxy statement, which can be viewed at www.investorvote.com/abt. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of the current meeting materials, you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this notice when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/abt. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send an email to investorvote@computershare.com with “Proxy Materials Abbott Laboratories” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side of this notice, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy of future meeting materials. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 19, 2016. g g 029LGC Annual Meeting Notice

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 027QLG 1 U PX + Annual Meeting Proxy Card . + IMPORTANT ANNUAL MEETING INFORMATION To Vote FOR All Nominees To WITHHOLD Vote From All Nominees To Vote FOR All Nominees, except withhold vote from the nominee (s) listed below  1. Election of 11 Directors Nominees: (01) R.J. Alpern, (02) R.S. Austin, (03) S.E. Blount, (04) W.J. Farrell, (05) E.M. Liddy, (06) N. McKinstry, (07) P.N. Novakovic, (08) W.A. Osborn, (09) S.C. Scott III, (10) G.F. Tilton, and (11) M.D. White IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. For address changes and/or comments please check this box and write them on the back where indicated. For Against Abstain 2. Ratification of Ernst & Young LLP as auditors 3. Say on Pay – An Advisory Vote to Approve Executive Compensation The Board of Directors recommends that you vote FOR Items 1, 2 and 3. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 2 5 6 9 2 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Telephone and Internet Voting Instructions - You can vote by telephone OR Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. • Call toll free 1-800-652-VOTE (8683) in the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the simple instructions provided by the recorded message. To vote using the Telephone (within the USA, US territories & Canada) • Go to the following web site: www.investorvote.com/abt • Enter the information requested on your computer screen and follow the simple instructions. To vote using the Internet

IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. + + SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 18, 2016, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 29, 2016, at the corporation’s headquarters, and hereby appoints MILES D. WHITE and HUBERT L. ALLEN, or either of them, proxy for the undersigned, with full power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof. If the undersigned is a participant in the Abbott Laboratories Stock Retirement Plan, then this card also instructs the plan’s Investment Committee to vote as specified at the 2016 Annual Meeting of Shareholders, and any adjournments thereof, all shares of Abbott Laboratories held in the undersigned’s plan account upon the matters indicated and in their discretion upon such other matters as may properly come before the meeting. INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2 and 3, and in accordance with the judgment of the proxy holders on any other matters that are properly brought before the meeting. Abbott’s proxy holders reserve the right to vote shares cumulatively in their sole discretion so that one or more of the nominees may receive fewer votes than other nominees (or no votes at all). Address changes/comments (Important - Please sign and date below.) Proxy — Abbott Laboratories Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. . qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q